Exhibit 10.17.1
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Execution Version

SUBSERVICING AGREEMENT

NEW RESIDENTIAL MORTGAGE LLC
as the Owner/Servicer and
DITECH FINANCIAL LLC
as the Subservicer Dated: August 8, 2016

Agency Mortgage Loans

TABLE OF CONTENTS

Page
ARTICLE I
DEFINITIONS     1
ARTICLE II
AGREEMENTS OF THE SUBSERVICER     14
Section 2.1.    General     14
Section 2.2.    Compliance with Applicable Requirements.     15
Section 2.3.    Engagement of Contractors.     16
Section 2.4.    Procedure     19
Section 2.5.    Other Services.     21
Section 2.6.    Service Level Agreements.     23
Section 2.7.    Accounting and Investor Reporting     23
Section 2.8.    Delinquency Control     26
Section 2.9.    REO Properties.     27
Section 2.10. Books and Records; Access to Facilities.     28
Section 2.11. Insurance     30
Section 2.12. Advances.     31
Section 2.13. Solicitation.     33
Section 2.14. HAMP     34
Section 2.15. Process Changes and Other Services; Statements of Work.     34
Section 2.16. Pending and Completed Loss Mitigation.     34
Section 2.17. Disaster Recovery Plan.     35
Section 2.18. Subservicer Performance Standards.     36
Section 2.19. Sanction Lists; Suspicious Activity Reports.     37
Section 2.20. [Reserved]     37
Section 2.21. Litigation Management     37
ARTICLE III
AGREEMENTS OF THE OWNER/SERVICER     38
Section 3.1.    Documents.     38

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Section 3.2.    Pay-off of Mortgage Loan; Release of Mortgage Loan Documents.     40
Section 3.3.    Notices.     41
Section 3.4.    Mortgagor Requests.     41
Section 3.5.    Power of Attorney     41
ARTICLE IV
COMPENSATION     42
Section 4.1.    Subservicing Compensation.     42
Section 4.2.    Due Date of Payments; Penalties.     42
Section 4.3.    Resolution of Disputes and Monetary Errors.     43
ARTICLE V
TERM AND TERMINATION     43
Section 5.1.    Term     43

Section 5.2.    Termination without Cause     44
Section 5.3.    Termination with Cause     44
Section 5.4.    Reimbursement upon Expiration or Termination; Termination
Assistance     48
Section 5.5.    Accounting/Records.     50
Section 5.6.    Termination Right of the Subservicer     50
ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE OWNER/SERVICER    51
Section 6.1.    Agency Approvals.    51
Section 6.2.    Authority    51
Section 6.3.    Consents.    51
Section 6.4.    Litigation.    51
Section 6.5.    Broker Fees.    51
Section 6.6.    Ownership.    52
Section 6.7.    Ability to Perform    52
ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE SUBSERVICER    52
Section 7.1.    Agency Approvals.    52
Section 7.2.    Authority    52

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Section 7.3.    Consents.    52
Section 7.4.    Litigation.    53
Section 7.5.    Accuracy of Information.    53
Section 7.6.    Broker Fees.    53
Section 7.7.    MERS    53
Section 7.8.    Agency Representations.    53
Section 7.9.    Ability to Perform    53
Section 7.10. HAMP    53
Section 7.11. Quarterly Reports.    53
ARTICLE VIII
INDEPENDENCE OF PARTIES; INDEMNIFICATION SURVIVAL     54
Section 8.1.    Independence of Parties.     54
Section 8.2.    Indemnification by the Subservicer; Compensatory Fees.     54
Section 8.3.    Indemnification by the Owner/Servicer     55
Section 8.4.    Indemnification Procedures.     56
Section 8.5.    Repurchase     56
Section 8.6.    Survival     56
ARTICLE IX
MISCELLANEOUS     56
Section 9.1.    Assignment     56
Section 9.2.    Prior Agreements.     57
Section 9.3.    Entire Agreement     57

Section 9.4.    Invalidity     57
Section 9.5.    Governing Law; Jurisdiction.     57
Section 9.6.    Waiver of Jury Trial     58
Section 9.7.    Notices.     58
Section 9.8.    Amendment, Modification and Waiver     59
Section 9.9.    Binding Effect     59
Section 9.10. Headings.     59
Section 9.11. Force Majeure     59
Section 9.12. Confidentiality; Security     60
Section 9.13. Further Assurances.     61
Section 9.14. Execution of Agreement     61
Section 9.15. Publicity     61
Section 9.16. Executory Contract     61
Section 9.17. Restrictions of Notices; Information and Disclosure     62

EXHIBITS

EXHIBIT A    Form of Acknowledgment Agreement
EXHIBIT B    Subservicing Fees
EXHIBIT C    Form of Limited Power of Attorney
EXHIBIT D    Servicing Transfer Procedures
EXHIBIT E    List of Servicing Reports
EXHIBIT F-1    Service Level Agreements
EXHIBIT F-2    Form of SLA Monthly Report
EXHIBIT G    Additional Servicing Requirements
EXHIBIT H    Form of Quarterly Financial Metrics Report
EXHIBIT I    Form of Quarterly Certificate
EXHIBIT J    Vendor List
EXHIBIT K    Litigation Protocols

SUBSERVICING AGREEMENT

THIS SUBSERVICING AGREEMENT (this "Agreement"), dated as of August 8, 2016, (the    "Effective Date"),    is    by    and    between    New    Residential    Mortgage    LLC    (the "Owner/Servicer"), having an office at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, and Ditech Financial LLC (the "Subservicer"), having an office at 7630 S. Kyrene Road, Tempe, Arizona 85283.

RECITALS

WHEREAS, the Subservicer is engaged in the business of servicing and subservicing residential mortgage loans evidenced by notes and secured by deeds of trust, mortgages, trust deeds or like security instruments;

WHEREAS, the Owner/Servicer owns or will acquire from time to time the right to service the residential mortgage loans or pools of residential mortgage loans identified on the schedule attached to the related Acknowledgement Agreement or other schedule or data file delivered and accepted by the Subservicer and the Subservicer has the capacity to subservice such residential mortgage loans for the Owner/Servicer; and

WHEREAS, the Owner/Servicer desires that the Subservicer perform, as a subservicer, the Subservicing and the Subservicer is agreeable thereto.

NOW, THEREFORE, in consideration of the mutual recitals, promises and covenants set forth herein, and other good and valuable consideration herein receipted for, but not herein recited, the receipt of which is hereby acknowledged, the parties hereto agree and covenant as follows:

ARTICLE I DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings specified in this Article I:

Acknowledgment Agreement: The document substantially in the form attached hereto as Exhibit A, to be executed by the Owner/Servicer and the Subservicer prior to each Transfer Date with respect to Subservicing any Mortgage Loans identified on the schedule attached thereto pursuant to this Agreement.

Affiliate: An Affiliate of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided, however, that, with respect to the Owner/Servicer, an Affiliate shall be limited to New Residential Investment Corp. and its direct or indirect wholly-owned subsidiaries. For purposes of this definition, the term "control" (including its correlative meanings "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Agency:    Fannie Mae, Freddie Mac, Ginnie Mae, HUD, FHA, USDA, VA and State Agencies, as applicable.

Agency Guidelines: The Fannie Mae Guides, Freddie Mac Guide, Ginnie Mae Guide, FHA Regulations, USDA Regulations, VA Regulations, as applicable, as such Agency Guidelines may be modified from time to time or enacted subsequent to the date of this Agreement, and any other applicable agreements, rules, regulations, directives, announcements, bulletins and instructions of the applicable Agency or Insurer relating to the servicing or subservicing of the Mortgage Loans, including any delegated authority and variances permitted by the related Agency.

Agreement: This Agreement as the same may be amended from time to time by the Owner/Servicer and the Subservicer.

Ancillary Income: All fees and charges derived from the Mortgage Loans (other than servicing or Subservicing fees, Float Benefit and prepayment penalties attributable to the Mortgage Loans), which the Subservicer is entitled to collect and retain (for itself or the Owner/Servicer) under Applicable Requirements and Section 4.1, including but not limited to late fees, payoff fees, assumption fees, reinstatement fees, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, and similar types of fees arising from or in connection with any Mortgage Loan, in any case to the extent not exceeding or violating any applicable amounts or limitations under Applicable Requirements. The Subservicer shall not change the amount of fees or charges constituting Ancillary Income that it charges Mortgagors without the prior written approval of the Owner/Servicer; provided, however, such fees or charges may be reduced or otherwise changed by the Subservicer to conform with changes in Applicable Requirements without the consent of the Owner/Servicer provided notice of such change is given to the Owner/Servicer. Ancillary Income shall be payable to the Owner/Servicer and the Subservicer as set forth in Exhibit B; provided that Ancillary Income shall not include fees related to portfolio defense.

Applicable Requirements: As to any Mortgage Loan, as of the time of reference: (a) all Mortgage Loan-related obligations of the Owner/Servicer as servicer, including without limitation those contractual obligations of the Owner/Servicer or the Subservicer contained in this Agreement or any agreement with any Agency, Insurer or Investor (including but not limited to all Investor and Agency guides, manuals, handbooks, bulletins, circulars, announcements, issuances, releases, letters, correspondence and other instructions applicable to the Mortgage Loans and/or the Servicing Rights), or in the related Mortgage Loan Documents for which the Owner/Servicer is responsible; (b) all federal, state and local laws, statutes, rules, regulations and ordinances applicable to the Owner/Servicer or the Subservicer that are related to residential mortgage loans or the servicing or Subservicing thereof, including with limitation the Vendor Oversight Guidance and applicable FHA Regulations, USDA Regulations or VA Regulations;
(c) all applicable Agency Guidelines, (d) all other applicable requirements and guidelines related to the servicing or Subservicing of residential mortgage loans as promulgated by (i) any

Governmental Authority having jurisdiction, including without limitation the CFPB and (ii) any Insurer; and (e) all other applicable judicial and administrative judgments, assurances, orders, stipulations, directives, consent decrees (including, without limitation, the CFPB Stip Order and each State Order), awards, writs and injunctions that is made or given at any time by any court or regulator to which a party or any of its Affiliates is subject or is otherwise applicable to the servicing or Subservicing of the Mortgage Loans; provided, that in the event that either the Owner/Servicer or the Subservicer becomes subject to such judicial or administrative judgment, order, stipulation, directive, consent decree, award, writ or injunction after the date of this Agreement that would affect the servicing or Subservicing of the Mortgage Loans hereunder, such party shall promptly notify the other party of the relevant terms thereof.

Bankruptcy Code: As defined in Section 9.16.

BCP: As defined in Section 2.17.

Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of New York are authorized or obligated by law or by executive order to be closed, (c) a day that is not a business day as provided in the related Agency Guidelines or (d) such other days as agreed upon by the parties in writing.

Calculation Date: The close of business on the last Business Day occurring in March, June, September and December of each calendar year, beginning in September 2016.

CFPB:    The Consumer Financial Protection Bureau, an independent federal agency operating as part of the United States Federal Reserve System.

CFPB Stip Order: That certain Stipulated Order for Permanent Injunction and Monetary Judgment entered in Federal Trade Commission and Consumer Financial Protection Bureau v. Green Tree Servicing LLC, 15-cv-02064, (D. Minn. April 23, 2015).

Change of Control: With respect to the Subservicer, shall mean (i) any transaction or event as a result of which the Walter ceases to own, directly or indirectly, at least 51% of the stock of Subservicer; (ii) the sale, transfer, or other disposition of all or substantially all of Subservicer’s assets (excluding any such action taken in connection with any securitization transaction or routine sales of mortgage loans); or (iii) the consummation of a merger or consolidation of Subservicer with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s equity outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not equityholders of the Subservicer immediately prior to such merger, consolidation or other reorganization. With respect to the Walter, shall mean (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) shall have obtained the power (whether or not exercised) to elect a majority of the board of directors (or equivalent governing body) of the Walter, (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Effective Date) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act as in effect on the Effective

Date), directly or indirectly, of 35% or more on a fully diluted basis of the voting interests in the Walter’s Equity Interests, or (iii) the board of directors (or equivalent governing body) of the Walter shall cease to consist of a majority of Continuing Directors.

Claim: Any claim, demand or litigation related to the Mortgage Loans, the Servicing Rights or this Agreement.

Collateral File: With respect to each Mortgage Loan, the file containing the Mortgage Loan Documents and such other documents or instruments as are required by the Investor pursuant to Applicable Requirements or by the Owner/Servicer to be held by a Custodian or, as permitted by Applicable Requirements, copies thereof.

Compensatory Fees: Any compensatory fees, fines, penalties or other monies assessed by the Agency for failure to adhere to the applicable Agency Guidelines in servicing the Mortgage Loans.

Confidential Information:    Any and all information regarding the transactions contemplated by this Agreement, Consumer Information, the proprietary, confidential and non- public information or material relating to the business (including business practices) of the Disclosing Party (or the Disclosing Party’s clients and investors), information regarding the financial condition, operations and prospects of the Disclosing Party, and any other information that is disclosed to one party by or on behalf of the other party or any of their respective Affiliates or representatives, either directly or indirectly, in writing, orally or by drawings or by permitting inspection of documents or other tangible expression, whether exchanged before or after the date of this Agreement, and contained in any medium, which such entity considers to be non-public, proprietary or confidential. Confidential Information includes (but is not limited to) all (a) except as expressly required in connection with the Subservicing of the Mortgage Loans pursuant to this Agreement, information relating to the Owner/Servicer’s interest in the Mortgage Loans or the amount, characteristics or performance of the Mortgage Loans or any economic or noneconomic terms of this Agreement, (b) information relating to research and development, discoveries, formulae, inventions, policies, guidelines, displays, specifications, drawings, codes, concepts, practices, improvements, processes, know-how, patents, copyrights, trademarks, trade names, trade secrets, and any application for any patent, copyright or trademark; and (c) descriptions, financial and statistical data, business plans, data, pricing, reports, business processes, recommendations, accounting information, identity of suppliers, business relationships, personnel information, technical specifications, computer hardware or software, information systems, customer lists, costs, product concepts and features, corporate assessments strategic plans, services, formation of investment strategies and policies, other plans, or proposals, and all information encompassed in the foregoing. Information relating to the Disclosing Party’s consultants, employees, clients, investors, customers, members, vendors, research and development, software, financial condition or marketing plans is also considered Confidential Information.

Consumer Information: Any personally identifiable information relating to a Mortgagor which is considered "nonpublic personal information" of "customers" and "consumers" as those terms are defined in the GLBA.

Continuing Directors: The directors (or equivalent governing body) of Walter on the Effective Date and each other director (or equivalent Person) if such director’s (or equivalent

Person’s) nomination for election to the board of directors (or equivalent governing body) of Walter is recommended by a majority of the then Continuing Directors.

Custodial Account: The accounts in which Custodial Funds are deposited and held by the Subservicer.

Custodial Funds: All funds held by or on behalf of the Subservicer with respect to the Mortgage Loans, including, but not limited to, all principal and interest funds and any other funds due Investors, buydown funds, funds for the payment of taxes, assessments, insurance premiums, ground rents and similar charges, funds from hazard insurance loss drafts and other mortgage escrow and impound amounts (including interest accrued thereon for the benefit of the Mortgagors under the Mortgage Loans, if required by law or contract) maintained by or on behalf of the Subservicer relating to the Mortgage Loans.

Custodian:    With respect to each Mortgage Loan, the Person designated by the Owner/Servicer to act as custodian of the Mortgage Loan Documents for such Mortgage Loan, notice of which shall be provided to the Subservicer by the Owner/Servicer.

Deconversion Fee: The fee payable by the Owner/Servicer to the Subservicer as provided in Section 5.4(a), which fee, if any, shall equal the amount set forth in Exhibit B. The Deconversion Fee relating to a termination of this Agreement with respect to an Interim Serviced Mortgage Loan, if any, shall equal the amount set forth in Exhibit B.

Default Firms: Shall have the meaning assigned to such term in Section 2.3.

Delinquency or Delinquent: With respect to any Mortgage Loan, the Mortgage Loan that would be considered one month or more delinquent following the MBA Methodology.

Delinquency Ratio: With respect to the Prior Ditech Serviced Loans as of the end of each calendar month, the percentage equivalent of a fraction, the numerator of which is the total unpaid principal balance of the Prior Ditech Serviced Loans that were subserviced by the Subservicer during such calendar month which are thirty (30) days or more Delinquent, including loans in foreclosure and bankruptcy, plus the loan balance (prior to conversion to REO) of REO properties, and the denominator of which is the unpaid principal balance of all Prior Ditech Serviced Loans.

Ditech Agreements:    The Ditech MSRPA, this Agreement and any other document executed in connection with this Agreement.

Ditech Transfer Fees:    The fee payable by the Subservicer to the Owner/Servicer as provided in Section 5.4(b), which fee, if any, shall equal the amount set forth in Exhibit B and is referred to therein as the Ditech Transfer Fees.

Ditech MSRPA: The Flow and Bulk Agreement for the Purchase and Sale of Mortgage Servicing Rights dated August 8, 2016 by and between the Owner/Servicer and the Subservicer.

Draft Date: Any Business Day on which funds may be released to, or withdrawn by, an Investor from a Custodial Account in accordance with Applicable Requirements.

Equity Interests: of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest; provided that, for the avoidance of doubt and without limitation, “Equity Interests” shall exclude the convertible notes and any other indebtedness convertible into or exchangeable for Equity Interests.

Escrow Account:    A time deposit or demand account created and maintained at a financial institution designated by the Owner/Servicer for the deposit of Escrow Payments and related disbursements in accordance with applicable Agency Guidelines.

Escrow Payments: The amounts required to be escrowed by the Mortgagor pursuant to any Mortgage Loan and held in Escrow Accounts, which include amounts being held for payment of taxes, assessments, water rates, flood insurance premiums, fire and hazard insurance premiums and other payments.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:    The Fannie Mae Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration of the Department of Housing and Urban Development of the United States of America, or any successor.

FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in Title 24 of the Code of Federal Regulations, and other HUD issuances relating to mortgage loans insured by the FHA.

Float Benefit:    All benefit (including interest or earnings), not due to the applicable Agency or the Mortgagors under the related Agency Guidelines, related to the Escrow Accounts and the Custodial Accounts, as applicable, with respect to the Mortgage Loans during the Interim Servicing Period.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Guide:    The Freddie Mac Single Family Servicing Guide, as amended, supplemented or otherwise modified from time to time.

GAAP: Generally accepted accounting principles in effect from time to time in the United States of America

Ginnie Mae: The Government National Mortgage Association, or any successor thereto.

Ginnie Mae Guide: The Ginnie Mae Mortgage Backed Securities (MBS) Guide, as amended, supplemented or otherwise modified from time to time.

GLBA: The Gramm-Leach-Bliley Act of 1999 as amended, modified, or supplemented from time to time, and any successor statute, and all rules and regulations issued or promulgated in connection therewith.

Governmental Authority:    Any court, board, agency, commission, office or other authority or quasi-governmental authority or self-regulatory organization of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

HAMP: The Home Affordable Modification Program implemented by the United States Department of Treasury pursuant to Section 101 and 109 of the Emergency Economic Stabilization Act of 2008, as the same may be amended or modified.

HUD:    The United States Department of Housing and Urban Development, or any successor thereto.

In-process Loan Modification: A trial or permanent loan modification offered by the Subservicer, Agency or any prior servicer that was either accepted by the Mortgagor or for which the time for the Mortgagor to accept the offer has not expired and the offer has not been rejected. The term also means and includes (a) trial modifications in which the Subservicer, Agency or any prior servicer agreed to modify the payment terms of the Mortgage Loan unless the Subservicer or a prior servicer has clear written evidence that the Mortgagor has failed to perform under the trial loan modification terms and (b) modifications in which the Mortgagor completed making the trial payments, but the permanent modification was not input into the Subservicer or any prior servicer’s system.

Insurer: FHA, VA, USDA or any private mortgage insurer, pool insurer and any insurer or guarantor under any standard hazard insurance policy, any federal flood insurance policy, any title insurance policy, any earthquake insurance policy or other insurance policy, and any successor thereto, with respect to the Mortgage Loan or the Mortgaged Property.

Interim Serviced Mortgage Loan: As defined in Section 5.2.

Investor or Investors: With respect to any Mortgage Loan, Fannie Mae, Freddie Mac or Ginnie Mae as applicable.

Loss Mitigation: With respect to any Mortgage Loan, any modified or proposed payment arrangement, proposed, trial or permanent loan modification, In-process Loan Modification, forbearance plan, short sale, deed-in-lieu agreement, HAMP and any other non-foreclosure home retention or non-retention option offered by the Subservicer, Agency or any prior servicer that is made available to the Mortgagor by or through Subservicer, Agency, or any prior servicer, including any application or request of a Mortgagor for any of the foregoing. For avoidance of doubt, this definition shall apply only to Mortgage Loans in loss mitigation or where a loss mitigation application is pending.

MA State Order: That certain Assurance of Discontinuance entered in Commonwealth of Massachusetts In re Ditech Financial LLC (MA Sup. Ct. August 2016).

Material Adverse Change:    Any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Subservicer or the Owner/Servicer, as applicable, in each case, in the present and/or the future.

Material Adverse Effect: With respect to the Subservicer (a) a Material Adverse Change with respect to the Subservicer or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Subservicer to perform under the Ditech Agreements, or to avoid any event of default with respect to the Subservicer under this Agreement (that cannot be timely cured, to the extent a cure period is applicable); (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Ditech Agreements against the Subservicer; or (d) a material adverse effect upon the value or marketability of a material portion of the Mortgage Loans or related Servicing Rights. With respect to the Owner/Servicer (a) a Material Adverse Change with respect to the Owner/Servicer or any of its Affiliates taken as a whole; (b) a material impairment of the ability of the Owner/Servicer to perform under the Ditech Agreements, or to avoid any event of default with respect to the Owner/Servicer under this Agreement (that cannot be timely cured, to the extent a cure period is applicable); (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Ditech Agreements against the Owner/Servicer; or (d) a material adverse effect upon the value or marketability of a material portion of the Mortgage Loans or related Servicing Rights. With respect to the Servicing Rights purchased by the Owner/Servicer pursuant to the MSRPA or any Mortgage Loan relating thereto, a material adverse effect (a) upon the value or marketability of such Servicing Rights or such Mortgage Loan or (b) on the ability of the Subservicer to enforce such Mortgage Loan or realize the full benefits of such Servicing Rights.

MBA Methodology: A method of calculating delinquency of a Mortgage Loan based upon Mortgage Bankers Association method, under which method a Mortgage Loan is considered delinquent if the payment had not been received by the end of the day immediately preceding the Mortgage Loan’s next due date (generally the last day of the month in which the payment was due). For example, a Mortgage Loan with a due date of August 1, 2016, with no payment received by the close of business on September 1, 2016, would have been reported as delinquent on September 30, 2016.

MERS: Mortgage Electronic Registration Systems, Inc., or any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on a Mortgaged Property securing a Note (or a first or second lien on (a) in the case of a cooperative, the related shares of stock in the cooperative securing the Note and (b) in the case of a ground rent, the leasehold interest securing the Note).

Mortgage Loan: Fixed or adjustable rate residential mortgage loans in which either (i) the related Servicing Rights was purchased by the Owner/Servicer from the Subservicer pursuant to the MSRPA or (ii) with respect to any Mortgage Loan in which the related Servicing Rights were not purchased by the Owner/Servicer from the Subservicer pursuant to the MSRPA, identified by the Owner/Servicer pursuant to Section 2.1, in each case, for which the Subservicer accepts subservicing from the Owner/Servicer from time to time for inclusion under the terms of this Agreement and any REO Property resulting from Mortgage Loans described in this definition.

Mortgage Loan Documents:    With respect to each Mortgage Loan, (a) the original Mortgage Loan documents held by the Custodian, including the Note, and if applicable, cooperative mortgage loan related documents and (b) all documents required by the applicable Investor to be held by the Custodian under Applicable Requirements or otherwise required to be held by the Custodian by the Owner/Servicer.

Mortgage Servicing File: With respect to each Mortgage Loan, all documents, whether in hard copy, computer record, microfiche or any other format, evidencing and pertaining to a particular Mortgage Loan and relating to the processing, origination, servicing, collection, payment and foreclosure of such Mortgage Loan, necessary to service the Mortgage Loans in accordance with Applicable Requirements or required to be held by the mortgage loan servicers under Applicable Requirements, including without limitation the following documents with respect to each Mortgage Loan: (a) a schedule of all transactions credited or debited to the Mortgage Loan, including the Escrow Account and any suspense account; (b) a copies of the Mortgage Loan Documents; (c) any notes created by the Subservicer (or any prior servicer) personnel reflecting communications with the Mortgagor about the Mortgage Loan; (d) any reports specific to the Mortgage Loan created by the Subservicer (or any prior servicer) in connection with the Subservicing of the Mortgage Loan; (v) copies of information or documents provided by Mortgagor to the Subservicer in connection with any error resolution or loss mitigation; and (e) any documents or records required to be maintained by mortgage loan servicers under the applicable Agency Guidelines.

Mortgaged Property: The residential real property securing a Mortgage Loan, including all buildings and fixtures thereon.

Mortgagor: The mortgagor, grantor of security deeds, grantor of trust deeds and deeds of trust, and the grantor of any Mortgage.

MSRPA: The Ditech MSRPA.

New Mortgage Loan: A mortgage loan which is originated when the related mortgagor refinances an existing Mortgage Loan with proceeds from such new mortgage loan which is secured by the same mortgaged property.

Note: The original executed note evidencing the indebtedness of a Mortgage.

Off-shore Vendor: Any Vendor which is located outside the United States of America and/or the services provided by any Vendor are being performed outside the United States of America.

Owner/Servicer Economics:    The sum of the following, with duplication, (i) all prepayment penalties and servicing-related fees payable to the Owner/Servicer as servicer of the Mortgage Loans under the applicable Agency Guidelines and received during the applicable prior Investor accounting cycle or applicable portion thereof, (ii) all amounts payable to the Owner/Servicer as the Investor of any Mortgage Loans, (iii) all recoveries on the Mortgage Loans during the applicable prior Investor accounting cycle or applicable portion thereof of Servicing Advances and P&I Advances previously funded or reimbursed by the Owner/Servicer to the Subservicer or the prior servicer and (iv) all other outstanding amounts collected during the applicable prior Investor accounting cycle or applicable portion thereof and payable to the Owner/Servicer under this Agreement (including Float Benefit pursuant to Section 2.7(e) and any Loss Mitigation or incentive fees payable to the Owner/Servicer as servicer under applicable Agency Guidelines as described in Section 4.1).

P&I: Principal and interest.

P&I Advance:    Principal and interest, if any, advanced to an Investor related to a Mortgage Loan, including those Mortgage Loans in any pool created through mortgage backed pass-through certificates or securities. P&I Advances shall also include, to the extent applicable and not otherwise paid, (a) the payment of prepayment interest shortfalls required to be paid under Applicable Requirements in connection with the payment in part or in full of a Mortgage Loan, (b) any Agency guaranty fees and (c) any lender-paid PMI premiums.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited partnership, government or any agency or political subdivision thereof or any similar entity.

PMI: Private mortgage insurance.

PMI Companies: The insurance companies that have issued PMI policies insuring any of the Mortgage Loans.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Prior Ditech Serviced Loans: Any Mortgage Loan in which the Subservicer serviced the related Mortgage Loans immediately prior to the acquisition of the related Servicing Rights by the Owner/Servicer pursuant to the MSRPA.

Quarterly Collection Period: With respect to any Calculation Date, the calendar month of such Calculation Date and the two (2) calendar months immediately prior to such related calendar month.

Quarterly Financial Metrics: As defined in Section 7.11.

Quarterly Financial Metrics Report: As defined in Section 7.11.

Quarterly Refinancing Percentage: With respect to the Prior Ditech Serviced Loans and a Calculation Date, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate principal balance of the New Mortgage Loans that were originated by the Subservicer and were refinancings of Prior Ditech Serviced Loans that were subserviced by the Subservicer over the related Quarterly Collection Period as measured on their respective refinancing date, and the denominator of which is the aggregate principal balance of all Prior Ditech Serviced Loans that voluntarily prepaid in full over the Quarterly Collection Period (measured as of the date of such prepayment).

Quarterly Report: As defined in Section 7.11.

REO Property: A Mortgaged Property acquired on behalf of Investor by foreclosure or other process.

REO Disposition: The final sale by the Subservicer of any REO Property. Reporting Date: The fifth (5th) Business Day of the each month.
Sale Date:    With respect to each Mortgage Loan to be subserviced pursuant to this Agreement, the related date in which the Owner/Servicer acquires all economic right, title and interest in and to the related Servicing Rights pursuant to the MSRPA.

Service Level Agreements or SLAs: As defined in Section 2.6(a) of this Agreement.

Servicing Advance Ratio: With respect to the Prior Ditech Serviced Loans as of the end of each calendar month, the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding receivables balance of the Advances with respect to the Prior Ditech Serviced Loans that were subserviced by the Subservicer during such calendar month, and the denominator of which is the aggregate outstanding principal balance of all Prior Ditech Serviced Loans.

Servicer Transfer Data: The computer records requested by the Subservicer reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans necessary to subservice the Mortgage Loans in accordance with Applicable Requirements and this Agreement.

Servicing Advance: All customary, reasonable and necessary actual "out of pocket" costs and expenses incurred by the Subservicer (i) in accordance with the Applicable Requirements,
(ii)for which the Subservicer has a right of reimbursement from the Mortgagor, the applicable Agency, Insurer, Investor and/or otherwise, and (iii) which are recoverable by the Owner/Servicer pursuant to applicable Agency and Investor requirements and, in each case, arising out of or related to (a) the performance of the Subservicer’s servicing and other obligations under this Agreement or Applicable Requirements, (b the preservation, restoration and protection of the Mortgaged Property, (c) any enforcement or judicial proceedings, including foreclosures, including reasonable attorney’s fees and settlement costs, (d) the management and liquidation of the REO Property, (e) payment of taxes, assessments, water rates, mortgage insurance premiums including fire and hazard insurance premiums, flood insurance premiums and similar payments set forth in the applicable Agency Guidelines, (f) any Claims made against the Subservicer and/or the Owner/Servicer in connection with the Mortgage Loans (excluding Claims relating to the Prior Ditech Serviced Loans prior to the Transfer Date), and (g) amounts paid by the Subservicer to third parties pursuant to the terms of this Agreement or advanced pursuant to any applicable Investor requirements, excluding any P&I Advance or any penalties, fines or indemnification amounts payable by the Subservicer pursuant to the terms of this Agreement.

Servicing Agreements: The contracts (including, without limitation, any pooling agreement, servicing agreement, custodial agreement or other agreement or arrangement), and all applicable rules, regulations, procedures, manuals and guidelines incorporated therein, defining the rights and obligations of the Owner/Servicer, with respect to Mortgage Loans.

Servicing Compensation: The annual aggregate amount payable to Owner/Servicer under the applicable Servicing Agreement related to Mortgage Loan as consideration for servicing such loan, expressed as a percentage of the unpaid principal balance thereof, and excluding Ancillary Income.

Servicing Rights:    With respect to an Mortgage Loan, collectively, (i) the rights and obligations to service, administer, collect payments for the reduction of principal and application of interest thereon, collect payments on account of taxes and insurance, pay taxes and insurance, remit collected payments, provide foreclosure services, provide full escrow administration, (ii) any other obligations required by any Agency, Investor or Insurer in, of, for or in connection with such Mortgage Loan pursuant to the applicable Servicing Agreement (but not, for the avoidance of doubt, the Servicing Agreement), (iii) the right to possess any and all documents, files, records, Mortgage File, servicing documents, servicing records, data tapes, computer records, or other information pertaining to such Mortgage Loan or pertaining to the past, present or prospective servicing of such Mortgage Loan, (iv) the right to receive the Servicing Compensation and any Ancillary Income arising from or connected to such Mortgage Loan and the benefits derived from and obligations related to any accounts arising from or connected to such Mortgage Loan and (v) all rights, powers and privileges incident to any of the foregoing, subject, in each case, to any rights, powers and prerogatives retained or reserved by the Investors.

Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred in connection with the transfer of the servicing of the Mortgage Loans from the Subservicer to a successor servicer or subservicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Owner/Servicer or a successor servicer or subservicer to correct any errors or insufficiencies in the servicing data or otherwise enable the Owner/Servicer or successor servicer or subservicer to service the Mortgage Loans properly and effectively, all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, if applicable, including without limitation custodial recertification costs, recording fees, fees for title policy endorsements and continuations, fees for the preparation, delivery, tracking and recording of assignments of Mortgages or any MERS transfer related costs related to a transfer of servicing and all costs associated with the transfer of (or, if not transferable to a successor servicer or subservicer, the purchase of) tax service contracts and flood certification contracts and any expenses related to the transfer of the servicing related to the Mortgage Loans.

Servicing Transfer Procedures: With respect to each Mortgage Loan which is not a Prior Ditech Serviced Loan, the procedures with respect to the transfer of subservicing of such Mortgage Loans to the Subservicer as set forth in Exhibit D hereto as may be amended from time to time as mutually agreed by the prior servicer and the Subservicer. The Subservicer shall (i) provide written notice to the Owner/Servicer of amendments or modifications to the Servicing Transfer Procedures at least thirty (30) days prior to the applicable Transfer Date and (ii) ensure that the Servicing Transfer Procedures comply with Applicable Requirements.

State Agency: Any state or local agency with authority to (i) regulate the business of the Owner/Servicer or the Subservicer, including without limitation any state or local agency with authority to determine the investment or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Owner/Servicer or the Subservicer, or (ii) originate, purchase or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

State Orders: Collectively, the MA State Order and the VT State Order.

Statement of Work: Shall have the meaning set forth in Section 2.15.

Subservicer Economics: The sum of the following, without duplication, (i) all accrued and unpaid subservicing fees, Ancillary Income and other compensation set forth on Exhibit B payable to the Subservicer and not payable by third parties with respect to the applicable prior Investor accounting cycle or applicable portion thereof, (ii) all unreimbursed Servicing Advances paid by the Subservicer with respect to the applicable prior Investor accounting cycle that were not separately funded by the Owner/Servicer or reimbursed by the Owner/Servicer or pursuant to the terms of this Agreement and (iii) all other outstanding amounts payable or reimbursable to the Subservicer under this Agreement, other than amounts payable under Section 8.3, with respect to the applicable prior Investor accounting cycle or applicable portion thereof.

Subservicing: Certain servicing functions for the Mortgage Loans, including, without limitation, the usual servicing operational functions of providing customer statements, accepting and applying customer payments, calculating, holding and applying escrowed amounts, providing customer service, collecting defaulted accounts, performing loss mitigation, protecting the value of the Owner/Servicer’s investment in such Servicing Rights through solicitation and refinance of the Mortgage Loans, and those functions set forth in Exhibit G, if any, as may be amended from time to time as mutually agreed by the Owner/Servicer and the Subservicer.

T&I: Taxes and insurance.

Transfer Date:    With respect to any particular Mortgage Loan, the date on which Subservicing of the Mortgage Loan is transferred to the Subservicer and the Subservicer commences Subservicing such Mortgage Loan pursuant to this Agreement, which date shall be set forth on the related Acknowledgement Agreement, if any, or otherwise the date on which the servicing of such Mortgage Loan is boarded on the Subservicer’s servicing system following the identification of such Mortgage Loan pursuant to Section 2.1; provided that, notwithstanding the foregoing, solely with respect to the Prior Ditech Serviced Loans, the Transfer Date for such Prior Ditech Serviced Loans shall be the Sale Date (as defined in the MSRPA).

USDA: The United States Department of Agriculture or any successor thereto.

USDA Regulations:    The regulations promulgated by the USDA and other USDA issuances relating to mortgage loans guaranteed by the USDA.

VA: The United States Department of Veterans Affairs or any successor thereto.

VA Regulations: The regulations promulgated by the VA pursuant to the Serviceman’s Readjustment Act, as amended, codified in Title 38 of the Code of Federal Regulations, and other VA issuances relating to mortgage loans guaranteed by the VA.

Vendor:    Any third-party contractors, vendor and/or service provider engaged by the Subservicer in accordance with general servicing practices and procedures and Applicable Requirements; provided, however, this definition of Vendor shall not include consulting services and non-trade business support services (i) not involved with and not having access to the servicing process or (ii) not involved with the protection of, or having access to, information and/or data related to the Mortgagor, the Mortgage Loans or the Servicing Rights.

Vendor Oversight Guidance: All applicable requirements and guidelines related to the oversight of third-party contractors, vendors and/or service providers as promulgated by (i) the CFPB (including but not limited to CFPB Bulletin 2012-03), (ii) the Board of Governors of the Federal Reserve System (including but not limited to the "Guidance on Managing Outsourcing Risk" dated December 5, 2013), (iii) the Federal Deposit Insurance Corporation (including but not limited to FIL-44-2008 ("Guidance for Managing Third-Party Risk")) and (iv) the Office of the Comptroller of the Currency (including but not limited to OCC Bulletin 2013-29 ("Risk Management Guidance").

VT State Order: That certain Assurance of Discontinuance entered in State of Vermont
In re Green Tree Servicing LLC, 64210-14WnCV, (VT Sup Ct. October 30, 2014).

Walter: Walter Investment Management Corp.

ARTICLE II AGREEMENTS OF THE SUBSERVICER

Section 2.1.    General.

The Subservicer hereby agrees to subservice the Mortgage Loans on behalf of the Owner/Servicer pursuant and subject to the terms of this Agreement. Except for any Mortgage Loans in which the related Servicing Rights were purchased under the MSRPA, prior to each Transfer Date, the Owner/Servicer shall deliver by electronic transmission to the Subservicer a data tape identifying the Mortgage Loans to be included under this Agreement on such Transfer Date, which Mortgage Loans shall thereby be deemed to be subject to the terms of the Agreement. In connection with a Transfer Date, the Subservicer shall execute an Acknowledgment Agreement identifying the Mortgage Loans to be made subject to this Agreement on such Transfer Date and setting forth any additional business terms mutually agreed upon by the parties with respect to such Mortgage Loans.

Except with respect to any Prior Ditech Serviced Loans, the Subservicer shall not have any liability for any breach under this Agreement resulting from any incorrect information provided by the Owner/Servicer or on the Owner/Servicer’s behalf with respect to the Mortgage Loans, Mortgage Loan Schedule or Mortgage Servicing File, or the Owner/Servicer’s failure to deliver or cause to be delivered the complete Mortgage Servicing File for each Mortgage Loan (other than each Prior Ditech Serviced Loan). The Subservicer shall promptly notify the Owner/Servicer if it becomes aware of any incorrect or missing information or documents relating to any Mortgage Loan or Mortgage Servicing File to the extent material to the servicing of a Mortgage Loan and compliance with the Subservicer’s obligations hereunder.

Upon the Owner/Servicer's request, the Subservicer shall fully cooperate with the Owner/Servicer and any backup servicer designated by the Owner/Servicer, including, but not limited to, working and coordinating with such backup servicer's personnel to provide applicable mapping system fields, data checks, conversion routines and other assistance to enable such backup servicer to receive readable data from the Subservicer on a periodic basis, which frequency shall be determined by the Owner/Servicer. In connection therewith, the Subservicer shall provide information and data regarding the Mortgage Loans and Servicing Rights to the designated backup servicer as reasonably required by such backup servicer, including but not limited to contacts for Vendors and Default Firms performing services on the Mortgage Loans, images of Mortgage Servicing Files, reports identifying the party in possession of the Mortgage Loan Documents from the Custodian, etc. The Owner/Servicer shall reimburse the Subservicer for its reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs and expenses incurred by the Subservicer in connection with its cooperation with such backup servicer.

Section 2.2.    Compliance with Applicable Requirements.

(a)    In connection with Subservicing, the Subservicer will comply with all Applicable Requirements. Where Applicable Requirements appear to be in conflict, the Subservicer shall use commercially reasonable efforts to determine a course of action in resolution of such conflict and, if a resolution is not apparent, the Subservicer shall notify the Owner/Servicer, and the parties shall consult with each other and cooperate to determine the appropriate course of action.

(b)    Where applicable, the Subservicer will comply with the National Housing Act, as amended, and with the Servicemembers Civil Relief Act of 2003, as amended, and with all rules and regulations issued under each of those statutes, and with requirements of PMI Companies, including requirements concerning the giving of notices and submitting of claims required to be given or submitted pursuant to Applicable Requirements.

(c)    The Subservicer shall maintain its current internal quality control program that reviews, on a regular basis, its compliance with and conformity to all Applicable Requirements (including all applicable regulations, rules, directives and published guidance of the CFPB, as such may be amended, modified or supplemented from time to time) to which the Subservicer is subject. The program shall include evaluating and monitoring the overall quality of the Subservicer’s loan servicing and origination activities, including collection call programs, in accordance with industry standards and this Agreement. The Subservicer shall provide to the Owner/Servicer on a quarterly basis (no later than the 5th Business Day following any such three-month period), a written summary setting forth material findings of such quality control program relevant to the servicing and origination of the Mortgage Loans from such three (3) month period and, on an quarterly basis, shall provide Owner/Servicer with a copy of its quality control program. The quality control will include tests of business process controls and loan level sampling and diligence. The Subservicer shall track any issues that emerge from the quality control reviews of itself and its Vendors, Off-

shore Vendors and Default Firms to ensure that the Owner/Servicer is promptly notified of any potential material issues on a semi-annual basis and that such potential material issues are timely addressed and remediated. The Subservicer shall provide the Owner/Servicer with notice of any modifications to the quality control program as promptly as possible and in any event not later than within one calendar month following the implementation of such modification (which notification requirement may be satisfied by the Subservicer identifying such modifications during the monthly telephone status conference between the Owner/Servicer and the Subservicer), in which case the Owner/Servicer shall have the option to perform a due diligence review of the revised quality control program on reasonable notice to the Subservicer.

(d)    With respect to Mortgage Loans for which the Owner/Servicer is the Investor, the Subservicer shall service such Mortgage Loans in accordance with applicable Agency Guidelines; provided, however, that (i) the Subservicer shall, on each Business Day, remit to the Owner/Servicer all collections received by the Subservicer two (2) Business Days prior to such Business Day or such other frequency as to match the remittance cycles that the Subservicer remits funds to the applicable Agency, (ii) the parties may agree in writing to provide for servicing provisions different from the applicable Agency Guidelines and (iii) at the request of the Owner/Servicer, the Subservicer shall cooperate in good faith in negotiating a separate subservicing agreement related to such Mortgage Loans.

(e)    Notwithstanding any provision in this Agreement to the contrary, with respect to any Mortgage Loan for which an Agency is the Investor, to the extent any provision in this Agreement is inconsistent with the applicable Agency Guidelines, the applicable Agency Guidelines shall control.

Section 2.3.    Engagement of Contractors.

(a)The Subservicer and the Owner/Servicer agree that Exhibit J will be finalized and attached hereto within ten (10) Business Days of the date hereof without any further action by the parties. Exhibit J will set forth the following lists (in a format reasonably acceptable to the Owner/Servicer): (i) Vendors (excluding Off-shore Vendors) that the Subservicer engages on a platform-wide basis to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating, a summary of activities for each such Vendor and the applicable risk tier the Subservicer has assigned such Vendor, (ii) Off-shore Vendors that the Subservicer engages on a platform-wide basis to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating, a summary of activities for each such Vendor and the applicable risk tier the Subservicer has assigned such Off-shore Vendor, (iii) Default Firms engaged by the Subservicer for foreclosures only which the Subservicer has assigned a tier 1 or tier 2 risk tier rating and identifying the applicable risk tier the Subservicer has assigned such Default Firm and (iv) Default Firms engaged by the Subservicer for litigation only (excluding foreclosures) to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating and identifying the applicable risk tier the Subservicer has assigned such Default Firm (collectively, the "Vendor List").

(b)From time to time, the Subservicer may engage other Vendors in addition to those appearing on the Vendor List to provide services to the Subservicer that are related to the Mortgage

Loans. The Subservicer shall notify the Owner/Servicer of any additional Vendors and/or Default Firms. In the event any such additional Vendor and/or Default Firm used by Subservicer to which the Subservicer has assigned a tier 1 or tier 2 risk tier rating or any Off- shore Vendor is identified by the Owner/Servicer as having been deficient in the reasonable judgment of the Owner/Servicer, the Owner/Servicer shall notify the Subservicer with its concerns of such Vendor and/or Default Firm. The Subservicer shall promptly respond to the

Owner/Servicer and the parties hereto shall cooperate in good faith to resolve the Owner/Servicer's concerns and/or findings relating to such Vendor and/or Default Firm, including but not limited to determining if such deficiencies can be corrected or to replace such Vendor or Default Firm, as applicable, with another Vendor or Default Firm, as applicable, mutually acceptable to the parties and in accordance with Applicable Requirements. In addition, the Subservicer shall promptly notify the Owner/Servicer of any material deficiencies with respect to any Vendor and/or Default Firm used by the Subservicer with respect to any Mortgage Loan.

(c)With respect to any Vendor that performs any Mortgagor-facing activity, Owner/Servicer-facing activity and/or Investor-facing activity, the Owner/Servicer and its designees shall have the right to (i) examine and audit the books, records, and/or other information of any such Vendor and (ii) monitor the activities of such Vendor (including but not limited to reviewing call transcripts and listening to audio-recordings of calls to Mortgagors).

(d)All foreclosure attorneys, bankruptcy attorneys and eviction attorneys (collectively, "Default Firms") to be used in connection with the servicing and administration of the Mortgage Loans and REO Properties shall be engaged in accordance with Applicable Requirements.

(e)Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, any approval of any Vendor, Off-shore Vendor or Default Firm on the Vendor List by the Owner/Servicer as well as any due diligence review conducted by Owner/Servicer thereon shall not relieve Subservicer of its representations, warranties and/or covenants set forth in this Agreement or any related remedies under the Agreement. Any such Vendor, Off-shore Vendor and/or Default Firms engaged by Subservicer shall be engaged on commercially reasonable, arm’s length basis and at competitive rates of compensation consistent with Applicable Requirements.

(f)The Subservicer shall oversee all Vendors, Off-shore Vendors and Default Firms on the Vendor List in accordance with the Vendor Oversight Guidance and its third-party management policy, and require that all Vendors', Off-shore Vendors' and Default Firms' on the Vendor List’ policies and procedures relating to services provided with respect to this Agreement comply with all Applicable Requirements, the Vendor Oversight Guidance and the servicing standards consistent with this Agreement. If reasonably necessary for the Owner/Servicer to comply with the requirements of any Governmental Authority that exercises authority over the Owner/Servicer, the Subservicer shall, unless explicitly prohibited under Applicable Requirements or under the applicable Vendor, Off-shore Vendor or Default Firm contract, at the request of the Owner/Servicer, provide Owner/Servicer with copies of any contracts, by or with any Vendors, Off-shore Vendors and/or Default Firms on the Vendor List and any reports, evaluations, reviews or assessments with respect to such contractors. Solely as it relates to violation by a Vendor that affects the Mortgage Loans, the Subservicer shall provide to the Owner/Servicer, within twenty-one (21) Business Days, (i) notice of any violations by any Vendor, Off-shore Vendor and/or Default Firm under the Vendor Oversight Guidance, the Subservicer's third-party management policy and/or Applicable

Requirements and (ii) a summary and action-plan by the Subservicer detailing how such violation(s) will be remediated. The Subservicer shall provide the Owner/Servicer with a searchable electronic copy of the

Subservicer's then current third-party management policy on a monthly basis via electronic mail, the Subservicer's website and/or a DVD or other portable storage device, provided, however, that the Subservicer shall provide an updated copy of the third-party management policy promptly following the implementation of a material change.

(g)The Subservicer shall conduct periodic reviews of the Vendors, Off-shore Vendors and Default Firms on the Vendor List that are involved in performing servicing activities related to this Agreement in accordance with the Vendor Oversight Guidance and the Subservicer’s policies and procedures to confirm compliance, timeliness and completeness with respect to the terms of this Agreement and Applicable Requirements. The Subservicer shall maintain a risk management program that establishes appropriate controls in place to monitor the Subservicer’s Vendors, Off-shore Vendors and Default Firms. During such periodic reviews, the Subservicer shall confirm that the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement are not subject to litigation or other enforcement actions that could have a material effect on such Vendor's, Off-shore Vendor's and/or Default Firm's financial viability or reputation. The Subservicer shall provide to the Owner/Servicer, no later than the Reporting Date, the results of the periodic reviews conducted by or on behalf of the Subservicer during the prior month or other applicable review period for any Vendors, Off-shore Vendors and Default Firms on the Vendor List, which shall be in the form of performance scorecards, risk rating and risk-tier assignment system, in each case, in a format reasonably acceptable to the Owner/Servicer. The Subservicer shall notify the Owner/Servicer of any changes to the Subservicer's scorecarding, risk-rating, or risk-tiering methodology, in any event, as promptly as possible thereafter, and in no event later than one calendar month following the implementation of such change.

(h)In accordance with the terms and conditions of Subservicer's agreement with the applicable Vendor, Off-shore Vendor and/or Default Firm, Subservicer shall satisfy in a timely manner its financial obligations to the Vendors, Off-shore Vendors and Default Firms providing services with respect to this Agreement to the extent such financial obligation is required to be made under such agreement. Subservicer shall maintain appropriate controls to ensure that (i) compensation paid to the Vendors, Off-shore Vendors and Default Firms on the Vendor List providing foreclosure services with respect to the Mortgage Loans is based on a method that is consistent with Applicable Requirements and considers the accuracy, completeness and legal compliance of foreclosure filings and (ii) that such services are provided only as frequently as reasonably necessary in light of the circumstances, and, in the case of both (i) and (ii) above, is not based solely on increased foreclosure volume or meeting processing timelines.

(i)The Subservicer shall maintain a risk management program to monitor the Vendors, Off-shore Vendors and Default Firms on the Vendor List. This program will include evaluating Default Firms used by the Subservicer for compliance with Applicable Requirements, including verification of all documents filed or otherwise utilized by such firms in any foreclosure or bankruptcy proceeding or other foreclosure-related litigation and all compensation arrangements with such Default Firms are consistent with this Agreement and Applicable Requirements.

Section 2.4.    Procedure.

Until the principal and interest of each Mortgage Loan is paid in full, unless this Agreement is sooner terminated pursuant to the terms hereof, and subject to all Applicable Requirements, the Subservicer shall:

(a)Collect from Mortgagors applicable payments of principal and interest, and applicable deposits for taxes, assessments and other public charges that are generally escrowed, hazard insurance premiums, flood insurance premiums as required or private mortgage insurance premiums, optional insurance premiums, and all other items, as they become due;

(b)Accept payments of principal and interest and Escrow Payments only in accordance with the Mortgage Loan and Applicable Requirements. Deficiencies or excesses in payments shall be accepted and applied, or accepted and not applied, or rejected in accordance with Applicable Requirements;

(c)Apply all installment payments and Escrow Payments collected from the Mortgagor, and maintain permanent mortgage account records capable of producing, in chronological order: the date, amount, distribution, installment due date, or other transactions affecting the amounts due from or to the Mortgagor and indicating the latest outstanding balances of principal, escrow accounts, advances, and unapplied payments;

(d)Pending disbursement, segregate and deposit funds collected in one or more Custodial Accounts or Escrow Accounts, as applicable, maintained at an insured financial institution approved by the Owner/Servicer in such manner as to show the custodial nature thereof, and so that Investor and each separate Mortgagor whose funds have been deposited into such account or accounts will be individually insured under the rules of the FDIC. The Subservicer’s records shall show the respective interest of Investor and each Mortgagor in all such Custodial Accounts and Escrow Accounts. All Custodial Accounts and Escrow Accounts shall be maintained by and carried in records of the Subservicer as "trustee" for the Owner/Servicer and/or Investors and/or Mortgagors, except as may otherwise be required by Applicable Requirements;

(e)Pay interest on Mortgagors’ escrow accounts if any Applicable Requirement requires the payment of interest on such amounts. Such interest amounts paid by the Subservicer shall be reimbursed by the Owner/Servicer and included as part of the Subservicer Economics payable to the Subservicer. As applicable, the Subservicer will determine the amount of Escrow Payments to be made by Mortgagors and will furnish to each Mortgagor, at least once a year, an analysis of each Mortgagor’s escrow account in accordance with Applicable Requirements;

(f)Maintain accurate records reflecting the status of taxes, ground rents, and other recurring similar charges generally accepted by the mortgage servicing industry, which would become a lien on the Mortgaged Property. For all Mortgage Loans providing for the payment to and collection by the Subservicer of Escrow Payments for taxes, ground rents, or such other recurring charges, the Subservicer shall remit payments for such charges before any penalty date. The Subservicer assumes responsibility for the timely remittance of all such payments and will hold harmless and indemnify the Owner/Servicer and Investor from all penalties, loss, or damage resulting from the Subservicer’s failure to discharge said responsibility subsequent to the Sale Date of the particular Mortgage Loan by the Subservicer. The Subservicer shall promptly notify the Owner/Servicer if it becomes aware of any missing or erroneous information with respect to the Mortgage Loans that is preventing or impeding the Subservicer from timely meeting tax or other payments obligations with respect to the Mortgage Loans or from otherwise meeting the Subservicer’s obligations under this Agreement. Within thirty (30) days of each Transfer Date, the Subservicer shall notify the Owner/Servicer in writing identifying the related Mortgage Loans for which assignable life-of-loan tax service or flood service contracts have not been provided to the Subservicer in connection with the servicing transfer. If directed by the Owner/Servicer, the Subservicer shall obtain, at the Owner/Servicer’s cost with respect to each Mortgage Loan which is not a Prior Ditech Serviced Loan or at the Subservicer's cost with respect to each Prior Ditech Serviced Loan, such tax service and flood service contracts for the related Mortgage Loans pursuant to such directions received from the Owner/Servicer;

(g)For all Mortgage Loans for which no provision has been made for the payment to and collection by the Subservicer of Escrow Payments, the Subservicer shall use commercially reasonable efforts to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure of a tax lien and otherwise satisfies Applicable Requirements. The Subservicer assumes full responsibility for the payment of all such bills within such time period and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments. The Subservicer shall make Servicing Advances to effect such payments and shall seek reimbursement of such Servicing Advances on the Owner/Servicer’s behalf from the Mortgagor in accordance with the applicable Mortgage Loan documents or otherwise as permitted by Applicable Requirements. Unless collected by the Subservicer prior to the Subservicer’s next monthly invoice, the Owner/Servicer shall reimburse the Subservicer for such Servicing Advances in accordance with Section 4.1 hereof;

(h)When a Mortgagor’s Escrow Payments are insufficient to pay taxes, assessments, mortgage insurance premiums, hazard or flood insurance premiums, or other items due therefrom, pay such amounts as a Servicing Advance and seek reimbursement from the Mortgagor. Unless collected by the Subservicer from the Mortgagor prior to the Subservicer’s next monthly invoice, the Owner/Servicer shall reimburse the Subservicer for all outstanding deficiencies, and any other Servicing Advances made by the Subservicer to protect the security of the Owner/Servicer and Investor, in accordance with Section 4.1 hereof;

(i)Maintain applicable private mortgage insurance, or optional insurance, as applicable, in effect on the Transfer Date; provided, however, that the Subservicer shall not be obligated to make a Servicing Advance for payment of any optional insurance premium;

(j)Ensure that improvements on a Mortgaged Property are insured pursuant to Investor requirements by a hazard insurance policy and, if required by Applicable requirements, a flood insurance policy;

(k)Comply with any and all procedures outlined in any applicable Agency Guidelines and any applicable guidelines promulgated by a Governmental Authority, which guidelines shall control in the event of any conflict with the terms of this Agreement;

(l)In accordance with Applicable Requirements, report Mortgagor payment history to consumer reporting agencies with respect to the period following the related Sale Date;

(m)With respect to any MERS Mortgage Loan, update all required MERS fields, with the cooperation of the Owner/Servicer, as necessary and comply with all applicable requirements of MERS; and

(n)For each Mortgage Loan, maintain, at a minimum, copies or images of the Mortgage Servicing File, including original collateral, origination and credit documentation with respect to such Mortgage Loan as may be required by applicable Agency Guidelines and provide copies of the same to the Owner/Servicer promptly upon request.

Section 2.5.    Other Services.

Subject to Applicable Requirements, the Subservicer shall be responsible for further safeguarding Investor’s interest in each Mortgaged Property as follows:

(a)The Subservicer shall identify a relationship manager with respect to the Mortgage Loans, who shall serve as the principal point of contact for the Owner/Servicer for purposes of answering questions with respect to the Subservicing pursuant to this Agreement. The Subservicer will provide prompt notice to the Owner/Servicer if a change occurs with the relationship manager. The Subservicer will provide the Owner/Servicer with a contact for inquiries regarding the Subservicer’s financial condition and its status as an eligible servicer in good standing with each Agency;

(b)The Subservicer shall (i) promptly notify the Owner/Servicer but in no event later than two (2) Business Days of following receipt from any Agency, Insurer or Governmental Authority of an inquiry relating to an alleged violation of Applicable Requirements with respect to any Mortgage Loans that could reasonably result in a sanction, fee or other liability to the Owner/Servicer or otherwise materially adversely affect the Owner/Servicer or the Subservicer’s ability to perform its obligations under this Agreement, including, but not limited to, any allegations of discrimination by the Subservicer and any civil investigative demand or request for information, and shall promptly provide a copy of any such allegation, demand or inquiry to the Owner/Servicer, and (ii) cooperate fully with the Owner/Servicer to respond promptly and completely to any such allegations or inquiries and similarly to any such allegations or inquiries received by the Owner/Servicer. The Subservicer shall promptly provide the Owner/Servicer with notice but in no event later than two (2) Business Days of learning that an investigation of the Subservicer's servicing practices by any Governmental Authority has determined that material deficiencies in servicing performance or violation of Applicable Requirements has occurred; provided, however, that the Subservicer shall provide prompt notice but in no event later than two (2) Business Days to the

Owner/Servicer if (i) the Subservicer reasonably believes that a Governmental Authority is reasonably likely to suspend, revoke or limit any license or approval necessary for the Subservicer to service the Mortgage Loans in accordance with the terms of this Agreement or (ii) a special investigation or non-routine exam of the Subservicer commenced by a Governmental Authority is reasonably likely to materially and adversely affect the Mortgage Loans. The Subservicer shall then periodically (but not less frequently than monthly) confer with the Owner/Servicer to advise the Owner/Servicer of the status of any such investigation. In addition, within two (2) Business Days of the Subservicer's receipt of the reports or findings with respect to any such investigation, the Subservicer shall deliver to the Owner/Servicer any such reports and/or findings relating to any material deficiencies in servicing performance or violations of Applicable Requirements. Within two (2) Business Days of the Subservicer's receipt, Subservicer shall provide the Owner/Servicer any consent decree terms and/or any proposed consent decree terms in connection with any investigation or settlement negotiations of the Subservicer's servicing practices by any Governmental Authority.

(c)The Subservicer shall maintain a log of all "qualified written requests" (as such term is used in the Real Estate Settlement Procedures Act) relating to the Mortgage Loans and a log of all escalated telephone complaints related to the Mortgage Loans. The Subservicer shall provide copies of such logs and copies of any correspondence or documentation relating to any items included in such logs the following month no later than the Reporting Date (or promptly upon the request by the Owner/Servicer);

(d)The Subservicer shall keep accessible and retrievable, and shall transmit to the Owner/Servicer no later than the Reporting Date (or promptly upon the request by the Owner/Servicer), copies of all records relating to the Subservicing, including records related to foreclosure that the Subservicer has produced, or has received from a prior subservicer;

(e)The Subservicer shall maintain a MERS quality assurance plan to promote compliance with all MERS requirements and Applicable Requirements and provide the Owner/Servicer with a copy of such plan upon request. The Subservicer shall provide the Owner/Servicer with prompt notice of any material modification to its MERS quality assurance plan made after the date hereof and agrees to cooperate in good faith in addressing any questions or concerns of the Owner/Servicer regarding such modification. The Subservicer shall cooperate with any audit by the Owner/Servicer with respect to any Mortgage Loan registered with MERS and compliance with the MERS requirements, including providing access to any relevant documentation or information in connection therewith; and

(f)The Subservicer shall strictly comply with the CFPB Stip Order and each State Order. The Subservicer shall notify the Owner/Servicer of any notice from a Governmental Authority that such Governmental Authority has determined the noncompliance (or alleged noncompliance) of the CFPB Stip Order and/or a State Order by the Subservicer as soon as reasonably practicable not to exceed five (5) Business Days of the Subservicer's receipt thereof. Subservicer shall make available to the Owner/Servicer via a secure web meeting (or such other medium reasonably acceptable to the Owner/Servicer) of any and all reports which Subservicer or its Affiliates have delivered to a Governmental Authority required under the CFPB Stip Order and/or any State Orders within five (5) Business Day of Subservicer's submission to such Governmental Authority. At the Owner/Servicer's request, the Subservicer agrees to participate in quarterly meetings (which meetings may be in-person, telephonic or via a secure web meeting) to discuss any of CFPB Stip

Order and/or each State Order, the Subservicer's reporting submissions in connection therewith and the validation of the Subservicer's compliance therewith.

Section 2.6.    Service Level Agreements.

(a)The Subservicer shall comply with the Service Level Agreements ("SLAs") as set forth from time to time on Exhibit F-1 and Exhibit F-2, or as modified pursuant to this Section 2.6; provided, however, that the Subservicer will not be responsible for delays, errors or omissions caused by the Owner/Servicer or any verifiable factors outside of the Subservicer’s control.

(b)No later than the applicable reporting schedule or deadline as set forth in any SLA, Subservicer shall provide to Owner/Servicer a report in the form of Exhibit F-2 that sets forth the Subservicer’s actual results with respect to such SLA for the applicable prior reporting period. In the event the Subservicer fails to comply with any SLA for a particular reporting period, the Subservicer shall provide to the Owner/Servicer in either the same reporting period or the immediately subsequent reporting period an explanation in writing of the reasons for failing to comply with each SLA and the proposed actions that the Subservicer shall undertake to address such failure. The Owner/Servicer and the Subservicer shall cooperate in good faith to resolve any questions or issues regarding the SLAs and the Subservicer’s performance with respect to such SLAs.

(c)At either party’s request, the Owner/Servicer and the Subservicer shall review the SLAs and any proposed modifications to the SLAs (including the related tools and methodologies for measuring or calculating compliance with such SLAs). Such modifications shall become effective when acknowledged in writing and signed by both parties.

Section 2.7.    Accounting and Investor Reporting.

Subject to Applicable Requirements, the Subservicer shall:

(a)Remit to each Investor, on a date and in a manner required under the applicable Agency Guidelines, all principal, interest, Agency guaranty fees (and any other amounts) due to such Investor. The Owner/Servicer shall reimburse the Subservicer for advancing any Agency guaranty fees as part of P&I Advances in accordance with Section 4.1 hereof;

(b)Provide the Owner/Servicer with the servicing reports set forth in Exhibit E in a format reasonably requested by the Owner/Servicer and in the frequency set forth in Exhibit E. The Subservicer and the Owner/Servicer agree that Exhibit E will be finalized and attached hereto within ten (10) Business Days of the date hereof (or such other date as mutually agreed upon) without any further action by the parties. The Subservicer shall also provide to the Owner/Servicer monthly reports (and the related calculations) of the Delinquency Ratio, the Servicing Advance Ratio and Quarterly Refinancing Percentage, in each case, in a format reasonably requested by the Owner/Servicer. All monthly reports shall be provided by the Subservicer to the Owner/Servicer on or prior to Reporting Date. Subservicer also shall provide Owner/Servicer with a customized daily data file as set forth in Exhibit E in a format reasonably requested by Owner/Servicer. In addition, the Subservicer shall cooperate in good faith with the Owner/Servicer to provide any additional reports as may be reasonably requested from time to time and the reasonable, actual and documented out-of-pocket or internally allocated, as applicable, expenses incurred by the Subservicer shall be reimbursed by the Owner/Servicer only to the extent the applicable information for such reports is not readily available without the Subservicer incurring material costs and expenses and as otherwise agreed from time to time. Reports required pursuant to this Section 2.7(b) may be changed from time to time as mutually agreed to by the parties. The Subservicer shall acknowledge the Owner/Servicer’s written request for such reports within 24 hours of receipt. Within two (2) Business Days from such acknowledgment, the Subservicer shall provide the Owner/Servicer with a loan-level download (in a format reasonably requested by the Owner/Servicer) of servicing system collection comments and such other servicing system data as the Owner/Servicer may reasonably request, except that if such reports reasonably require more than two (2) Business days to prepare and provide, the Subservicer will provide the Owner/Servicer an action plan detailing the delivery of such reports;

(c)On each Business Day, no later than two (2) Business Days of receipt thereof, remit to the Owner/Servicer all Owner/Servicer Economics (to the extent greater than zero) with respect to the Mortgage Loans pursuant to Section 4.1; provided, however, the Subservicer shall immediately notify the Owner/Servicer of any disputed amounts as forth in Section 4.3 and any disputed amounts shall not be included in the calculation until resolved in a mutually acceptable fashion pursuant to Section 4.3. The Subservicer shall provide the Owner/Servicer with sufficient information in an electronic format to confirm and reconcile the calculation of (i) the Owner/Servicer Economics each day and (ii) the Owner/Servicer Economics and Subservicer Economics each month, including the appropriate breakdown and support of the various components of the daily Owner/Servicer Economics and monthly Owner/Servicer Economics and Subservicer Economics (on a loan-by-loan basis) and reflecting all applicable fees payable to Owner/Servicer and to Subservicer;

(d)Promptly deliver to the Owner/Servicer any notice received by the Subservicer from an Investor that instructs the Subservicer to transfer servicing of any Mortgage Loan. In the event of a conflict between the Investor instructions and instructions by the Owner/Servicer, the Owner/Servicer and the Subservicer agree to work with such Investor and each other in good faith to resolve the conflict. In no event shall the Subservicer be required to comply with any instruction by the Owner/Servicer that might reasonably jeopardize the Subservicer’s status, standing, or approval with an Agency, or that would violate any Applicable Requirements;

(e)Except as otherwise required by Applicable Requirements, all Float Benefit shall be payable to the Owner/Servicer, which amounts shall be included in the calculation of the Owner/Servicer Economics in accordance with Section 4.1.    The Owner/Servicer shall be responsible for all fees and charges associated with maintaining any Custodial Account or Escrow Account;

(f)Where Investors require interest paid through the end of the month although interest due from the Mortgagor is to the actual date of the prepayment in part or in full, Subservicer will pay the amount necessary to cover any uncollected interest due Investor, which amount will be reimbursable as a P&I Advance;

(g)Not accept any prepayment of any Mortgage Loan except as specified, required, or authorized by Applicable Requirements and by the terms of the Mortgage, nor waive, modify,

release, or consent to postponement on the part of the Mortgagor of any term or provision of the applicable Mortgage Loan documents, except as permitted under Applicable Requirements;

(h)Upon payment of a Mortgage Loan in full, and subject to Section 3.2 hereof, have prepared and file any necessary release or satisfaction documents, and continue Subservicing of the Mortgage Loan pending final settlement, and refund amounts due the Mortgagor in accordance with Applicable Requirements;

(i)Make interest rate adjustments in compliance with Applicable Requirements and the Mortgage Loan documents to reflect the movements of the applicable Mortgage Loan rate index. The Subservicer shall deliver all appropriate notices required by Applicable Requirements and the Mortgage Loan regarding such interest rate adjustments including but not by way of limitation, timely notification to Investor, of the applicable date and information regarding such interest rate adjustment, the methods of implementation of such interest rate adjustments, new schedules of Investor’s share of collections of principal and interest, and of all prepayments of any Mortgage Loan hereunder by Mortgagor;

(j)Perform such other customary duties, furnish copies of standard reports and execute such other documents in connection with its duties hereunder as the Owner/Servicer and Investor from time to time reasonably may require. Upon request, the Subservicer shall provide the Owner/Servicer with some or all of the reports provided to the Investor. The Subservicer shall cooperate in good faith with reasonable requests by the Owner/Servicer or Investors to adapt or update reports to reflect their reporting needs or preferences and shall make any changes required to conform with then current Applicable Requirements;

(k)The Subservicer shall cause a certified public accountant selected and employed by it to provide the Owner/Servicer not later than ninety (90) days after the close of Subservicer’s fiscal year, with a certified statement of the Subservicer’s financial condition as of the close of its fiscal year and an attestation relating to compliance with the relevant servicing criteria under Item 1123 of Regulation AB promulgated by the Securities and Exchange Commission (or compliance with the Uniform Single Attestation Program for Mortgage Bankers) by an independent public accounting firm which is a member of the American Institute of Certified Public Accountants at such time that such statements, certifications and other reports are delivered to the Agencies or other Investors;

(l)As promptly as possible and in no event later than two (2) Business Days following receipt thereof, the Subservicer shall notify the Owner/Servicer of (i) any notice by an Agency regarding the termination or potential termination of the Subservicer as an eligible servicer for any Agency, (ii) any notices of material noncompliance received from any Agency that is not resolved within the cure period provided by the Agency, if applicable, and (iii) any downgrade or anticipated downgrade of the Subservicer’s servicer ratings with any rating agency. In the event any items of material noncompliance with Applicable Requirements are discovered, or are specifically noted in connection with any audit or examination of the Subservicer’s servicing of any of the Mortgage Loans, the Subservicer shall promptly address and resolve such items and report the status, findings and resolution of such items in a timely manner to the Owner/Servicer and as otherwise required by the applicable Agencies;

(m)The Subservicer shall promptly notify the Owner/Servicer if it becomes aware of any repurchase claim by the applicable Agency with respect to any Mortgage Loan and shall cooperate with any reasonable requests of the Owner/Servicer for information with respect to such Mortgage Loan and in connection with coordinating the repurchase claim (including, but not limited to, providing copies of related collection system comments) and delivery of the applicable Mortgage Loan file and related documents to the Owner/Servicer or its designee with respect to such repurchase transaction. In accordance with applicable Agency Guidelines and the MSRPA, once the rebuttal process has been completed and the related Agency or other Investor still requires repurchase of the related Mortgage Loan, the Subservicer, in accordance with the MSRPA, shall cause the applicable repurchase price amount to be deposited in the related Custodial Account in order to be drafted by or remitted to the applicable Agency or other Investor in accordance with the applicable Agency Guidelines; and

(n)The Subservicer shall as promptly as possible and in no event later than two (2) Business Days following receipt thereof, forward to the Owner/Servicer any and all communications received from Investors regarding the Mortgage Loans or affecting the servicing of the Mortgage Loans. In addition, the Subservicer shall notify the Owner/Servicer of any litigation, including mortgagor litigation, contested foreclosure actions, mortgagor bankruptcy proceedings, arising with respect to any of the Mortgage Loans, which are required to be reflected in the normal monthly reporting provided by the Subservicer under this Agreement, provide ongoing monthly reports regarding the status of such litigation and associated costs and expenses and promptly provide copies of all notices, correspondence, subpoenas and other items regarding any litigation or potential litigation relating to any of the Mortgage Loans. The Subservicer shall cooperate in good faith with any requests or instructions regarding such litigation from the Owner/Servicer.

Section 2.8.    Delinquency Control.

The Subservicer shall, in accordance with Applicable Requirements:

(a)Maintain a delinquent mortgage servicing program that shall include an adequate accounting system that indicates the existence of Delinquent Mortgage Loans, a procedure that provides for sending delinquent notices, assessing late charges, and returning inadequate payments, and a procedure for the individual analysis of distressed or chronically delinquent Mortgage Loans;

(b)Maintain a collection department and an on-line automated collection system that complies in all material respects with applicable Agency Guidelines;

(c)Provide the Owner/Servicer and the applicable Investor, in an electronic format, with a month end collection and delinquency report containing data elements to be mutually agreed upon by the parties (or required by Applicable Requirements) identifying and describing on a loan-level basis the status of any Delinquent Mortgage Loans, and any Loss Mitigation efforts, including, but not limited to, loan modifications and forbearances. In addition, the Subservicer shall provide to the Owner/Servicer, in an electronic format, with daily reports containing data elements to be mutually agreed upon by the parties, including but not limited to servicing advances, collections and remittances. Loan-level monthly reports shall be properly coded by the Subservicer to identify Mortgage Loans affected by Loss Mitigation efforts or other changes in payment terms and such reports shall reflect such pending payment terms. From time to time as the need may arise, the Subservicer shall provide the Owner/Servicer and the applicable Investor with Mortgage Loan service reports relating to any items of information that Subservicer is otherwise required to provide hereunder, or detailing any matters Subservicer believes should be brought to the special attention of Owner/Servicer and Investor;

(d)In accordance with Applicable Requirements, administer the foreclosure or other acquisition of the Mortgaged Property relating to any Mortgage Loan in the name of the Subservicer, process claims for any applicable insurance and until the transfer of such Mortgaged Property to Investor or private mortgage insurer, as applicable, protect such property from waste and vandalism. The Subservicer will have title to the Mortgaged Property conveyed in the name designated by Investor or the name designated by the Owner/Servicer (if the Owner/Servicer is the Investor with respect to such Mortgaged Property) or pursuant to Applicable Requirements; provided that, in no event shall the Subservicer have title to the Mortgaged Property conveyed in the name of the Owner/Servicer without the Owner/Servicer's prior written consent; and

(e)The Subservicer shall take appropriate measures to ensure, on an ongoing basis, the accuracy of all documents filed or otherwise utilized by the Subservicer or its Vendors, Off- shore Vendors and/or Default Firms in any judicial or non-judicial foreclosure proceeding, related bankruptcy proceeding or in other foreclosure-related litigation, including but not limited to, documentation sufficient to establish ownership of the Mortgage Loan by the related Investor or the Owner/Servicer (if the Owner/Servicer is the Investor with respect to such Mortgage Loan) and the right to foreclose at the time the foreclosure action is commenced in the name of the Subservicer. The Subservicer shall be required to maintain, and to cause its Vendors, Off- shore Vendors and Default Firms to maintain, current and accurate records relating to foreclosure or related bankruptcy proceedings or related litigation, with a clear auditable trail of documentation capable of validating foreclosure that the Subservicer has produced, or has received from a prior subservicer, and shall cause its Vendors, Off-shore Vendors and Default Firms to do the same. In connection with any foreclosure proceeding, the Subservicer shall handle such foreclosure proceedings in the name of the Subservicer and the Subservicer shall comply with all Applicable Requirements and any regulatory orders, directives or guidance applicable to the Owner/Servicer or the Subservicer; provided that, in no event shall the Subservicer (ii) foreclose on the related Mortgaged Property in the name of the Owner/Subservicer or (ii) have title to the Mortgaged Property conveyed in the name of the Owner/Servicer, in each case, without the Owner/Servicer's prior written consent. The Subservicer shall (i) require that each Default Firm providing foreclosure or bankruptcy services regularly certify that its attorneys are licensed to practice in the relevant jurisdiction and are in good standing in the relevant jurisdictions and bars and (ii) provide the Owner/Servicer with a copy of each such certification upon request of the Owner/Servicer.

Section 2.9.    REO Properties.

In the event that title to a Mortgaged Property is acquired in foreclosure, redemption, ratification or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of Investor, or its designee (or as otherwise required by applicable Agency Guidelines);

provided that, in no event shall the Subservicer have title to the Mortgaged Property conveyed in the name of the Owner/Servicer without the Owner/Servicer's prior written consent.

The Subservicer shall transfer REO Properties to the Investor in such manner and at such time as required under Applicable Requirements; provided that, in no event shall the Subservicer have title to the Mortgaged Property transferred to the name of the Owner/Servicer without the Owner/Servicer's prior written consent. Prior to transferring any REO Property to the Investor, the Subservicer shall comply with all Applicable Requirements related to the maintenance of such property. The Subservicer shall maintain on each REO Property monthly fire and hazard insurance with extended coverage in an amount that is at least equal to the maximum insurable value of the improvements that are a part of such property and, to the extent required and available under the national flood insurance program, flood insurance, all in the amounts and with such coverage as required under Applicable Requirements. The Owner/Servicer shall be responsible for obtaining and maintaining any liability coverage insuring the Owner/Servicer.

The Subservicer shall be entitled to the monthly servicing fee with respect to REO Property indicated in Exhibit B to the extent servicing responsibilities with respect to such REO Property is not transferred to the Investor or another party.

Section 2.10. Books and Records; Access to Facilities.

(a)The Owner/Servicer shall have the right to conduct diligence on the Subservicer and the Servicing Rights, Mortgage Loans (including, without limitation, the origination and prior servicing of the Mortgage Loans); provided that with respect to any on-site diligence reviews that exceed one (1) review in any three-month period (absent an event occurring under Section 5.3), any reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs and expenses incurred by the Subservicer in connection with such additional review shall be at the Owner/Servicer’s expense. In such reviews, the Subservicer will allow the Owner/Servicer, its Affiliates, its agents and its counsel, accountants and other representatives, during normal business hours and upon reasonable notice and provided that such review shall not unduly or unreasonably interrupt the Subservicer’s business operations, to, at any time and from time to time, access to review all of Subservicer’s origination and servicing platform, the Mortgage Files, facilities, employees servicing files, servicing documents, servicing records, data tapes, computer records, servicing systems, and other computer and technology systems or other information pertaining to the Servicing Rights, the Mortgage Loans, P&I Advances and the Servicing Advances. The Subservicer may require that any Persons performing such due diligence on behalf of the Owner/Servicer agree to the same non-disclosure and confidentiality agreements set forth in Section 9.12. In furtherance thereof, the Subservicer shall provide such information, data and materials as reasonably requested by the Owner/Servicer in furtherance of this Section 2.10. In addition, Subservicer shall provide to the regulatory authorities supervising Owner/Servicer or its Affiliates and the examiners and supervisory agents of such authorities, access to the documentation required by applicable regulations of such authorities supervising Owner/Servicer or its Affiliates with respect to the Mortgage Loans.

(b)The Subservicer shall cooperate in good faith with the Owner/Servicer, its agents, and regulators in responding to any reasonable inquiries regarding the Subservicer’s Subservicing of the Mortgage Loans and the Subservicer’s compliance with, and ability to perform its obligations under, the provisions of this Agreement and Applicable Requirements, including without limitation inquiries regarding the Subservicer’s qualifications, expertise, capacity and staffing levels, training programs, work quality and workload balance, reputation (including complaints), information security, document custody practices, business continuity and financial viability, monitoring and oversight of the Vendors, Off-shore Vendors and Default Firms as well as the current accuracy of the representations and warranties made by the Subservicer in Article VII.    The Owner/Servicer may request, and the Subservicer shall cooperate with, reasonable periodic reviews of the Subservicer’s performance and competence under this Agreement to confirm timeliness, completeness, and compliance with all Applicable Requirements and the provisions of this Agreement, and to confirm that foreclosures are conducted in a manner consistent with Applicable Requirements and any regulatory orders, directives or guidance applicable to the Owner/Servicer, the Subservicer, or their Affiliates. The Subservicer shall provide the Owner/Servicer with at least ninety (90) days’ prior written notice if it intends to discontinue or change its current servicing system of record.

(c)The Subservicer shall provide the Owner/Servicer, its Affiliates and/or its agents with access to its secure reporting website portal for electronic data and reports to allow the Owner/Servicer to monitor the Mortgage Loans. Through such secure website portal, the Owner/Servicer shall be provided with access on demand to certain reports and data referenced in this Agreement. Such secure website portal shall have targeted availability of twenty-four hours a day, three-hundred sixty-five (365) days per calendar year with a targeted uptime of 98% per month not to include scheduled maintenance. The Subservicer shall provide the Owner/Servicer at least five (5) Business Days’ notice prior to any scheduled maintenance or other scheduled access interruption such secure website portal; provided that the Subservicer shall immediately notify the Owner/Servicer of any unscheduled access interruptions. The Subservicer shall use commercially reasonable efforts to address any access or availability issues on the same Business Day on which such issues arises. During any such unscheduled access interruptions, the Subservicer shall use commercially reasonable efforts to provide Owner/Servicer certain reports and data in an alternative medium. The Subservicer's secure website portal shall include the following data and documents: (i) imaged Mortgage Loan Documents and Mortgage Servicing File; (ii) imaged copies of all Mortgagor communications;
(iii)records of all Mortgagor communications; (iv) imaged copies of all litigation, bankruptcy, foreclosure related solely to each Mortgage Loan (for the avoidance of doubt, such imaged copies of litigation, bankruptcy and foreclosure will not include those unrelated to the Mortgage Loans); (v) current commentary regarding all Mortgagor communications and all activity related to each Mortgage Loan with sufficient detail to understand the status of any issues; (vi) any Default Firm(s) engaged relating to the Mortgage Loan, if applicable; (vii) call transcripts; (viii) call recordings; (ix) insurance, including LPI, if applicable, hazard, flood; (x) single point of contact; and (xi) the documents and materials described in Section 2.18(e).

(d)The Owner/Servicer and its designees shall have the right to examine and audit (not to exceed one on-site visit in any three-month period; provided that the Owner/Servicer,

notwithstanding the foregoing, shall be permitted further on-site access if required by Governmental Authorities) the books, records, and/or other information of the Subservicer across the Subservicer's entire servicing platform (excluding any access or information relating to any mortgagor data or performance data for mortgage loans which are not Mortgage Loans) and with respect to the Mortgage Loans, including the servicing systems, computer systems, books, records, or other information of the Subservicer relating to the Mortgage Loans, whether held by the Subservicer or by another on its behalf (including but not limited to reviewing call transcripts and listening to audio of calls to Mortgagors (in-person or remotely)) at any time, upon five (5) Business Days' notice. The Subservicer shall cooperate with any request of the Owner/Servicer in connection with such examination/audit and shall facilitate such audits and in connection therewith shall provide Owner/Servicer and its designees access to Subservicer’s offices, servicing systems, computer systems, books and records concerning the Subservicer, this Agreement and the Mortgage Loans at any time. The Owner/Servicer shall pay its own expenses in connection with any such examination.

(e)The Subservicer shall promptly notify the Owner/Servicer that the Subservicer has received the results of any and all reviews or audits conducted by or obtained by the Subservicer, its Vendors, Off-shore Vendors Default Firms, agents or representatives (including internal and external auditors) relating to the Subservicer’s operating practices and procedures to the extent relevant to the services provided by the Subservicer under this Agreement and, the Subservicer shall make such results available to the Owner/Servicer. Such reviews shall include, without limitation, rating agency reviews, SSAE 16 reviews, and MERS reconciliation reports. The Subservicer shall also, and shall cause its Vendors, Off-shore Vendors, Default Firms, agents and representatives to, provide all audit-related materials relevant to the Subservicing of the Mortgage Loans to the Owner/Servicer at the Subservicer’s expense.

(f)For critical systems relied upon by the Subservicer in connection with its obligations under this Agreement, the Subservicer shall, upon the Owner/Servicer’s request, provide the Owner/Servicer with a copy of SSAE 16 or equivalent reviews of its data processing environment and internal controls related thereto, as well as copies of SSAE 16 or equivalent reviews provided by its Vendors, Off-shore Vendors and Default Firms with respect to obligations or services under this Agreement within a reasonable time after such reports are completed, with reasonable time to be no later than thirty days after calendar year end. For the Subservicer’s data processing environment and internal controls, the Subservicer shall provide the Owner/Servicer with a SSAE 16 SOC 1 Type II attestation performed by an independent audit firm with coverage of a minimum of nine months and a bridge letter for each year starting the year ended December 31, 2016 for so long as the Subservicer perform the Subservicing under this Agreement. To the extent such SSAE 16 SOC 1 Type II attestation results in findings, the Subservicer will make commercially reasonable efforts to remediate and respond to any reasonable inquiries regarding any such findings from the Owner/Servicer and its external auditor.

Section 2.11. Insurance.

The Subservicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with financially responsible companies that meet the current requirements of each Agency on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons. Such fidelity bond and errors and omissions insurance policy shall also protect and insure the Subservicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and Applicable Requirements and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.

No provision of this Section 2.11 requiring the fidelity bond and errors and omissions insurance policy shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by the Agency Guidelines. Upon request of the Owner/Servicer or Investor, the Subservicer shall cause to be delivered proof of coverage of the fidelity bond and errors and omissions insurance policy. The Subservicer will notify the Owner/Servicer immediately if such fidelity bond and errors and omissions insurance policy is terminated or if the policy amount is decreased.

Section 2.12. Advances.

(a)	Servicing Advances.

The Subservicer shall, from time to time during the term of this Agreement, and for ease of administration, make Servicing Advances when in its good faith judgment it is necessary or advisable to do so and otherwise required under applicable Agency Guidelines, and the Subservicer shall not have any obligation to notify the Owner/Servicer before making any Servicing Advance. The Subservicer shall not make any Servicing Advance not eligible for reimbursement under Agency Guidelines unless required under Applicable Requirements or the Subservicer has obtained the prior consent of the Owner/Servicer to make such Servicing Advance.

(b)	P&I Advances.

The Subservicer shall make all required P&I Advances to an Investor using funds available for remittance to the applicable Investor to the extent permitted under applicable Agency Guidelines. The Subservicer shall cooperate with the Owner/Servicer, Owner/Servicer's lender(s) and any rating agency in connection with the Owner/Servicer's financing of any P&I Advances.

If the Subservicer reasonably determines that on any Draft Date there will not be adequate funds in any Custodial Account to be withdrawn for payment to an Investor, then the Subservicer shall provide the Owner/Servicer written notice of the amount required to be deposited in such Custodial Account so that the Custodial Account will have funds on deposit at least equal to the amount required to be paid to the applicable Investor. The Subservicer shall provide the Owner/Servicer and Owner/Servicer's lender(s) (as identified to the Subservicer by the Owner/Servicer) such written notice at least three (3) Business Days before the Draft Date applicable to such notice which shall contain an estimate of the P&I advance activities for such month and any other information reasonably requested by the Owner/Servicer or Owner/Servicer's lender(s). At least one Business Day prior to the applicable Draft Date, the Owner/Servicer shall fund (or cause to be funded) the amount set forth in the written notice provided by the Subservicer (or such lesser amount as reasonably determined by the Subservicer) via wire transfer into the applicable Custodial Account. To the extent the amounts the

Owner/Servicer (or its lender(s)) funded exceeded the amounts required to be paid to the applicable Investor on the related Draft Date, the Subservicer shall remit such excess funds to the Owner/Investor or lender(s), as applicable, on the same Draft Date that such amounts were deposited in the applicable Custodial Account.

(c)	Reimbursement of Servicing Advances.

(1)	The Subservicer shall cooperate with the Owner/Servicer, Owner/Servicer's lender(s) and any rating agency in connection with the Owner/Servicer's financing of any Servicing Advances.

(2)
The Subservicer shall be entitled to be reimbursed for all Servicing Advances made by the Subservicer pursuant to this Agreement on a weekly basis as further described in this Section 2.12(c). On the first Business Day of each week, or as mutually agreed by the Owner/Servicer and Subservicer, the Subservicer shall provide the Owner/Servicer and Owner/Servicer's lender(s) (as identified to the Subservicer by the Owner/Servicer) with reasonable and customary documentation in accordance with Applicable Requirements (and any other information reasonably requested by the Owner/Servicer or Owner/Servicer's lender(s)) and acceptable to the Owner/Servicer and/or Owner/Servicer's lender(s) evidencing Servicing Advances made by the Subservicer in the previous week. Within two (2) Business Days of Owner/Servicer and Owner/Servicer's lender's receipt of such notice, the Owner/Servicer shall remit (or cause to be remitted) the amount set forth in the written notice provided by the Subservicer (or such lesser amount as reasonably determined by the Subservicer) via wire transfer to the Subservicer.

(3)
Notwithstanding any provision in this Agreement to the contrary, the Subservicer shall reimburse the Owner/Servicer for any Servicing Advances made by the Subservicer and reimbursed by the Owner/Servicer in the event (i) the applicable Agency declines to reimburse such advance as a result of the failure of the Subservicer to service the related Mortgage Loan in accordance with Applicable Requirements or (ii) such advance is not    eligible for reimbursement under Agency Guidelines (unless Subservicer is required to make such advance under Applicable Requirements or the Subservicer has obtained the consent of the Owner/Servicer to make such Servicing Advance). In connection therewith, in no event shall the Subservicer be entitled to any processing fees (or other similar fees) set forth on Exhibit B to the extent the Owner/Servicer is entitled to reimbursement from the Subservicer pursuant to this Section 2.12(c)(3).

(4)
No later than the Reporting Date, the Subservicer shall provide a monthly report in a format reasonably acceptable to the Owner/Servicer relating to Servicing Advances which are not eligible for reimbursement under Agency Guidelines or the Agency declines to reimburse such Servicing

Advances and documenting the reason that such Servicing Advances are not recoverable. In addition, from time to time and upon request of the Owner/Servicer, the Subservicer shall provide, to the Owner/Servicer and Owner/Servicer's lender(s) such documentation, data and/or reports required by the Owner/Servicer and/or Owner/Servicer's lender(s) to enable Owner/Servicer to finance the Servicing Advances and/or P&I Advances.

(d)	Recovery of P&I Advances and Servicing Advances from Mortgagors.

The Subservicer shall use commercially reasonable efforts to collect and recover from the Mortgagors, in accordance with Applicable Requirements, all P&I Advances and Servicing Advances made by the Subservicer or any prior subservicer. The recovery of such advances shall be available to first reimburse the Subservicer for unreimbursed Servicing Advances funded by the Subservicer and the balance of such recovery shall be available to reimburse the Owner/Servicer for unreimbursed advances previously funded or reimbursed by the Owner/Servicer. The Subservicer shall provide the Owner/Servicer with a detailed loan-level report in a format mutually acceptable to the parties setting forth on a loan-level and aggregate basis all P&I Advances and Servicing Advances made or reimbursed during the related reporting period and the advances outstanding on a cumulative basis for each Mortgage Loan. The Subservicer shall promptly notify the Owner/Servicer in the event it has determined that any outstanding advances made with respect to a Mortgage Loan are nonrecoverable from related proceeds on the Mortgage Loan and shall take all commercially reasonable efforts to ensure that the Owner/Servicer is fully reimbursed for outstanding P&I Advances and Servicing Advances upon the liquidation of the related Mortgage Loan. The Subservicer shall cooperate in good faith with the Owner/Servicer to pursue full reimbursement of outstanding P&I Advances and Servicing Advances and shall immediately notify the Owner/Servicer upon becoming aware that any such reimbursement is at risk.

Section 2.13. Solicitation.

The Subservicer shall not, without the prior written consent of the Owner/Servicer, solicit Mortgagors for accident, health, life, property and casualty insurance, or any other non-mortgage related products or services, except for products or processes that facilitate normal servicing activities, such as "phonepay", portfolio defense or automatic payment plans. Only upon receipt of the prior written consent of the Owner/Servicer and in accordance with Applicable Requirements, shall the Subservicer be entitled to solicit individual Mortgagors for accident, health, life, property and casualty insurance and any other non-mortgage related products or services that the Subservicer and the Owner/Servicer deem appropriate. The Subservicer shall retain any resulting commission or other income in such amounts not to exceed those approved by the Owner/Servicer. The Subservicer covenants to the Owner/Servicer that it shall not solicit any Mortgagor for prepaid single-premium credit life, credit disability, credit unemployment, credit property, accident or health insurance, or any other single-premium insurance product. The Subservicer may engage in solicitation activities not expressly prohibited by this Section. The Subservicer and Owner/Servicer shall negotiate in good faith regarding whether the Owner/Servicer shall grant the Subservicer its prior written consent to solicit Mortgagors for hazard/casualty insurance.

Section 2.14. HAMP.

The Subservicer acknowledges that the Mortgage Loans may include mortgage loans modified under HAMP and Mortgage Loans that may now or in the future be subject to other local, state or federal government mortgage-related programs that currently exist or may exist in the future. The Subservicer confirms that it is aware of the special requirements for such Mortgage Loans that currently exist or may exist in the future and the Subservicer agrees to assume the additional responsibilities associated with servicing such Mortgage Loans and to take such actions as are necessary to comply with such programs. With respect to each Mortgage Loan subject to a trial payment period pursuant to HAMP as of the related Sale Date, the Subservicer shall take all actions required of a servicer participating in HAMP to complete such trial payment period and implement the related loan modification. The Subservicer will cooperate in good faith in connection with any audit, inspection, review, or investigation of the Subservicer’s compliance with or reporting under HAMP or other government program related to the Mortgage Loans.

Section 2.15. Process Changes and Other Services; Statements of Work.

From time to time during the term of this Agreement, the Owner/Servicer may submit a request, in writing, to the Subservicer to implement process changes and/or perform services in relation to the Subservicing that are not contemplated by or sufficiently described in this Agreement. Upon receipt of such request, the Subservicer shall cooperate in good faith with the Owner/Servicer to enter into a mutually acceptable agreement for implementation of such request (such agreement, a "Statement of Work"), which shall include the time frame for implementation and, if such request involves significant additional cost to the Subservicer, any additional charges to be paid by the Owner/Servicer in connection with such request. Upon the due execution by both parties, the Statement of Work shall constitute an amendment to this Agreement without further action on the part of either party, and such additional services shall be deemed Subservicing requirements hereunder. The Subservicer shall perform the services set forth in the Statement of Work in the manner provided therein and in accordance with the terms of this Agreement, and the Owner/Servicer shall pay for any agreed upon cost, if any, of the implementation and any additional services resulting therefrom in accordance with the terms of the Statement of Work and this Agreement. For the avoidance of doubt, the parties understand and agree that a Statement of Work shall not be required to implement (a) the services already enumerated or contemplated herein or (b) other services or projects previously commenced by the Subservicer on behalf of the Owner/Servicer.

Section 2.16. Pending and Completed Loss Mitigation.

With respect to the Mortgage Loans, (a) the Subservicer shall accept and continue processing any loan modification, deed in lieu, short sale, or other Loss Mitigation requests pending at the time of the applicable Sale Date in accordance with Applicable Requirements, (b) the Subservicer shall honor outstanding trial and permanent loan modification, deeds in lieu, short sales, or other Loss

Mitigation agreements in accordance with Applicable Requirements, including without limitation any trial or permanent loan modifications made under HAMP, and

(c)	the Subservicer shall correctly apply payments with respect to Mortgage Loans for which the related Mortgagor is a debtor in a case under Chapter 13 of the United States Bankruptcy Code of 1986, as amended, at the time of the applicable Sale Date.

Section 2.17. Disaster Recovery Plan.

The Subservicer shall maintain its current business continuity plan ("BCP") that addresses the continuation of services if an incident (act or omission) impairs or disrupts the Subservicer’s obligation to provide the services contemplated under this Agreement. The Subservicer agrees to provide the Owner/Servicer (and any applicable regulatory agencies having jurisdiction over the Owner/Servicer) with a copy of its entire BCP upon the Owner/Servicer’s request. The Subservicer warrants that the BCP conforms to Applicable Requirements and generally accepted industry standards for business continuity planning (collectively, the "BCP Standards"), which include, but are not limited to, recovery strategy, loss of critical personnel, restoring access to documents and data to the Owner/Servicer, documented recovery plans covering all areas of operations pursuant to this Agreement, vital records protection, and testing plans. The Subservicer will maintain and test the BCP at regular intervals (no less frequently than annually) to ensure that the BCP complies with BCP Standards and shall provide reporting of the test results to the Owner/Servicer upon request. The Subservicer will comply with the BCP during the term of this Agreement. The Subservicer shall notify the Owner/Servicer of any material modifications to the BCP.

The Subservicer shall provide disaster recovery and backup capabilities and facilities through which it will be able to perform its obligations under this Agreement with minimal disruptions or delays. The recovery strategy shall, at a minimum, provide for recovery after short and long term disruptions in facilities, environmental support, workforce availability and data processing equipment. If requested by the Owner/Servicer, the Subservicer must provide evidence of its capability to meet any applicable regulatory requirement concerning business continuity applicable to the Owner/Servicer or the Subservicer. In the event that the Owner/Servicer’s internal requirements concerning business continuity diverge from those of the Subservicer, the parties shall agree on a plan of enhancement with the reasonable, actual and documented out-of-pocket or internally allocated, as applicable, costs of the enhancement to the BCP to be paid by the Owner/Servicer.

The Subservicer shall notify the Owner/Servicer immediately of the occurrence of any catastrophic event that affects or could affect the Subservicer’s performance of the services contemplated under this Agreement.

The BCP shall include appropriate provisions to ensure the continued availability of critical third-party services and to ensure an orderly transition to new service providers should that become necessary. The Subservicer shall require that any of its Vendors, Off-shore Vendors and Default Firms providing critical services with respect to this Agreement provide copies of their own business continuity plans to the Subservicer and the Subservicer shall make such plans available to the Owner/Servicer upon request.

Section 2.18. Subservicer Performance Standards.

The Subservicer shall perform its obligations under this Agreement in accordance with the following standards:

(a)    The Subservicer shall use commercially reasonable efforts to respond to inquiries from the Owner/Servicer regarding errors, omissions or exceptions in a manner reasonably satisfactory to the Owner/Servicer by acknowledging receipt of such inquires with 24 hours following request by the Owner/Servicer. Within three (3) Business Days from such acknowledgment, the Subservicer shall provide the Owner/Servicer with such information to respond to the inquiry as the Owner/Servicer may reasonably request, except that if such response reasonably require more than three (3) Business days to prepare and provide, the Subservicer will provide the Owner/Servicer an action plan detailing the delivery of such response.

(b)    The Subservicer shall use commercially reasonable efforts to resolve to the reasonable satisfaction of the Owner/Servicer any instances of failure to service the Mortgage Loans in accordance with Applicable Requirements or this Agreement identified by the Owner/Servicer within a reasonable and mutually agreed upon timeframe.

(c)    The Subservicer will maintain adequate staffing, training and procedures in fulfillment, collections, Loss Mitigation, customer service, customer complaint, foreclosure, REO and bankruptcy departments in accordance with Applicable Requirements and Agency Guidelines.

(d)    The Subservicer will maintain adequate foreclosure/bankruptcy staffing to address market conditions and heightened industry focus on current mortgage servicing issues as it relates to defaulted loans and ownership. Staffing includes but is not limited to, when appropriate, engagement of external resources, shadow counsel for document execution, witness preparatory attorney, or other parties. These heightened servicing and staffing protocols are intended to address state mandated Loss Mitigation mediation, document execution protocols, default witnesses, increased litigation/contested cases, chain of title or standing issues, and state and federal law changes affecting default processes and procedures.

(e)    The Subservicer shall input all material information concerning each Mortgage Loan into the Subservicer’s servicing system and shall image and maintain all correspondence and Subservicing documents it prepares or obtains relating to the Mortgage Loans.

(f)    All data and information provided by the Subservicer to the Owner/Servicer or an Investor, or to any other third party at the request or on behalf of the Owner/Servicer pursuant to this Agreement shall be true, accurate and complete in all material respects; provided, that the

Subservicer shall not be liable for inaccurate information that is based on information provided by the Owner/Servicer, an originator, or a prior servicer (other than the Subservicer or an Affiliate of the Subservicer) unless the Subservicer knew of such inaccuracy or reasonably should have known of such inaccuracy pursuant to Applicable Requirements.

(g)    Unless otherwise agreed to by the Subservicer and the Owner/Servicer in a SLA attached hereto, no later than forty-five (45) calendar days after the end of each fiscal quarter after the date of this Agreement, the Subservicer shall deliver to the Owner/Servicer the following platform-wide customer service statistics (or such other statistics reasonably requested by the Owner/Servicer): (i) staffing numbers changes, including turnover numbers and outsourced vs. internal; (ii) staffing location changes, including off-shore moves; (iii) advance notice of any outsourcing of consumer-facing staff; (iv) advance notice of any off-shore consumer-facing staff; (v) compliant reports; (vi) changes to staff scoring methodology; (vi) changes to training programs; (vi) numbers of calls/month; (vii) numbers of call monitored each month; (viii) changes to credit-reporting practice; and (ix) answer times, hold times and other measurements of consumer call performance as reasonably requested by the Owner/Servicer.

Section 2.19. Sanction Lists; Suspicious Activity Reports.

(a)The Subservicer represents, warrants and covenants that it has, and shall maintain, policies and internal controls reasonably designed to comply with the economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control ("OFAC"; collectively, with OFAC, the "Sanction Lists") and the requirements of this Section 2.19(a). The Subservicer shall screen all existing Mortgagors and related mortgage participants monthly against the Sanction Lists. The Subservicer’s policies shall detail steps (i) to identify and resolve potential matches against the Sanction Lists, and (ii) required for record retention in accordance with regulatory requirements. The Subservicer shall promptly notify the Owner/Servicer of any unresolved potential matches against the Sanction Lists.

(b)The Subservicer represents, warrants and covenants that is has, and shall maintain, policies, training and internal controls reasonably designed to detect and investigate potential suspicious activity and fraud by Mortgagors and related mortgage participants in compliance with the requirements of this Section 2.19(b).    The Subservicer will promptly disclose to the Owner/Servicer potentially suspicious or unusual activity detected as part of the services performed on behalf of the Owner/Servicer. The Subservicer represents and warrants that it has processes in place for such escalation and disclosure process. The Subservicer represents that it will coordinate the filing of any necessary Suspicious Activity Reports ("SARs") with respect to the Mortgagors and related mortgage participants with a designated representative of the Owner/Servicer, if appropriate, and will maintain records of all such SARs filed and investigations performed in accordance with regulatory requirements. The Subservicer further represents, warrants and covenants that it has, and shall maintain, policies regarding (i) conducting investigations in a timely manner that is consistent with regulatory expectations and requirements, (ii) maintaining appropriate records for reviews, investigations and escalations, and (iii) if applicable, reviewing requests made pursuant to Section 314(a) of the USA PATRIOT ACT through the Financial Crimes Enforcement Network.

Section 2.20. [Reserved].

Section 2.21. Litigation Management.

Any litigation related solely to a single Mortgage Loan and incidental to the Subservicer’s servicing obligations hereunder (other than litigation between or among the Owner/Servicer, on the one hand, and Subservicer, on the other hand) shall be managed by the Subservicer or its counsel on behalf of the Owner/Servicer, such as foreclosure, evictions, quiet title and bankruptcy filings, at the Subservicer’s internal expense with respect to administration of such litigation (excluding, however, third party costs such as reasonable out-of-pocket attorney’s fees and expenses for which the Owner/Servicer shall remain responsible and which shall be a Servicing Advance hereunder). Any and all such proceedings described in this paragraph shall be taken by the Subservicer in its own name on behalf of the Owner/Servicer.

The parties shall manage litigation relating to other Mortgage Loans in accordance with the Litigation Protocol attached hereto as Exhibit K. The Subservicer and the Owner/Servicer agree that Exhibit K will be finalized and attached hereto within ten (10) Business Days of the date hereof without any further action by the parties. The Subservicer shall deliver on the first (1st) Business Day of each month a report describing all litigation managed by the Subservicer on behalf of the Owner/Servicer.

In addition to the other reports the Subservicer is providing under this Agreement, the Subservicer shall provide the Owner/Servicer, no later than the Reporting Date (or such other applicable deadline, as specified below), the following litigation-related reports: (i) results of periodic foreclosure firm audits, (ii) results of monthly scorecards of foreclosure and bankruptcy firms, including peer comparisons, (iii) changes in scorecarding methodology, (iv) changes in Subservicer’s foreclosure checklist or other foreclosure practices, (v) annual certification that each foreclosure firm is approved by the Agencies and (vi) monthly reports summarizing litigation, foreclosure and bankruptcy activity (volume, new, resolved, costs/expenses projections, etc.).

ARTICLE III
AGREEMENTS OF THE OWNER/SERVICER

Section 3.1.    Documents.

(a)With respect to any Transfer Date, with respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan, the Owner/Servicer shall deliver the Servicing Transfer Procedures to the prior subservicer and shall request that such subservicer comply with the Servicing Transfer Procedures in all material respects, including delivering the Mortgage Servicing Files and/or servicing records necessary to provide current data with respect to the Mortgage Loans in a manner that is compatible with the Subservicer’s system and Applicable Requirements. The Subservicer and the Owner/Servicer shall comply with all Applicable Requirements with respect to servicing transfers, including the CFPB’s rules and/or guidelines with respect to servicing transfers, including without limitation its Bulletin 2014-1 issued on August 19, 2014, which may be amended or updated from time to time. The Subservicer and the Owner/Servicer shall provide all reasonable cooperation and assistance as may be requested by the other party in connection with compliance with such requirements, rules and/or guidelines. The Subservicer and the Owner/Servicer shall cooperate after the applicable Sale Date to promptly resolve all customer complaints, disputes and inquiries related to activities that occurred prior to such Sale Date or in connection with the transfer of servicing.

With respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan, the Owner/Servicer acknowledges that the Owner/Servicer may be subject to certain provisions of the CFPB Stip Order solely as it relates to the transfer of servicing responsibilities from a prior servicer (which is not the Subservicer) to the Subservicer where the applicable mortgage loans are subject to loss mitigation.

(b)With respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan, pursuant to the Servicing Transfer Procedures and Applicable Requirements, prior to each Transfer Date, the Subservicer shall use commercially reasonable efforts to obtain the Servicer Transfer Data and the Mortgage Servicing Files from the prior subservicer. The Subservicer may undertake an audit of a sampling of the Servicer Transfer Data and the Mortgage Servicing Files to determine the existence therein of any materially inaccurate or incomplete or missing data, information or documents. If the Subservicer determines, in its sole discretion, that there are material deficiencies in Servicer Transfer Data or in the related Mortgage Servicing File, the Owner/Servicer and the Subservicer shall cooperate in good faith to cure or correct such deficiencies reasonably necessary for the Subservicer to service the related Mortgage Loans pursuant to this Agreement. For any Mortgage Loan which is not a Prior Ditech Serviced Loan, the Owner/Servicer may elect to (a) cure or correct any such deficiencies in the Servicer Transfer Data or the related Mortgage Servicing Files, at the expense of the Owner/Servicer or (b) request that the Subservicer cure or correct such items, in which case the reasonable, actual and documented out-of-pocket or internally allocated, as applicable, expenses incurred by the Subservicer in connection with such cure or correction shall be reimbursed by the Owner/Servicer. For any Mortgage Loan which is a Prior Ditech Serviced Loan, the Subservicer shall cure or correct such items and all out-of-pocket expenses incurred in connection with such cure or correction shall be at the expense of the Subservicer without reimbursement. Solely with respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan, to the extent the Owner/Servicer declines to cure or correct such deficiencies or engage the Subservicer to do so on its behalf or, upon reasonable effort, such deficiencies are not able to be cured or corrected, then the Subservicer will have the right to reject the obligation to subservice the related Mortgage Loan.

(c)The Subservicer shall maintain the Mortgage Servicing Files and the Mortgage Loan Documents in its possession pursuant to Applicable Requirements and shall maintain a record of its handling of such documents and files. Any Mortgage Loan Documents that are in the possession of the Subservicer shall be held in secure and fireproof facilities or storage areas in accordance with customary standards for the custody of similar documents and Applicable Requirements. The Subservicer shall conduct periodic audits of the Mortgage Servicing Files and Mortgage Loan Documents in its possession, and shall allow the Owner/Servicer, its Affiliates and its agents to conduct such audits, from time to time, to confirm the Subservicer’s recordkeeping, storage and security practices with respect to such files and documents. The Subservicer shall only release Mortgage Servicing Files and Mortgage Loan Documents in its possession pursuant to this Agreement and Applicable Requirements and shall deliver any such documents within three (3) Business Days of a request. Notwithstanding the foregoing sentence, in connection with an examination or any request by any Agency, the Subservicer shall use all commercially reasonable efforts to release any requested Mortgage Servicing Files and/or Mortgage Loan Documents in its

possession pursuant to this Agreement and Applicable Requirements and shall deliver any such documents within the time frame set forth by such Agency. Any documents or files that are released by the Subservicer shall be properly tracked and pursued to the extent such documents or files are not returned to the Subservicer or to the Custodian. The Subservicer shall provide the Owner/Servicer with any tracking information related to documents or files that have been released by the Subservicer promptly upon request. The Subservicer shall cooperate in good faith with the Owner/Servicer in connection with clearing any document exceptions with any third parties consistent with Applicable Requirements and the direction of the Owner/Servicer.

(d)Solely with respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan, the Owner/Servicer shall cooperate and shall cause the prior subservicer to cooperate with the Subservicer in providing timely responses to inquiries from Mortgagors to the extent information provided with respect to the Mortgage Loans is insufficient to allow the Subservicer to adequately respond without such cooperation.

Section 3.2.    Pay-off of Mortgage Loan; Release of Mortgage Loan Documents.

(a)Upon pay-off of a Mortgage Loan, the Subservicer will request the applicable Mortgage Loan Documents from the Custodian, Investor, or the Owner/Servicer, as the case may be, and upon receipt of same will prepare the appropriate discharge/satisfaction documents, and shall request execution of any document necessary to satisfy the Mortgage Loan or shall execute such document pursuant to a limited power of attorney to be provided by the Owner/Servicer to the Subservicer in the form attached hereto as Exhibit C. The Subservicer shall prepare, execute, and record all satisfactions and releases in accordance with the timeframes and requirements of all Applicable Requirements, and the Subservicer shall reimburse the Owner/Servicer for any losses it may incur as a result of the Subservicer’s failure to act in accordance with such Applicable Requirements.

(b)In the event the Subservicer prepares a satisfaction or release of a Mortgage without having obtained payment in full (excluding payments in full or other satisfactions as provided for in a Loss Mitigation plan permitted under Applicable Requirements) of the indebtedness secured by the Mortgage or should it otherwise prejudice any enforcement right the related Investor may have under the mortgage instruments, the Subservicer, upon written demand, shall (i) use commercially reasonable efforts to expunge such satisfaction or release or
(ii) if such satisfaction or release cannot be expunged by the Subservicer in such timeframe required under Applicable Requirements, the Subservicer shall remit to the Investor or indemnify and reimburse the Owner/Servicer for all amounts required to be paid by the Owner/Servicer under Applicable Requirements as a result of such satisfaction or release. The Subservicer shall maintain a fidelity bond insuring the Subservicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with Applicable Requirements.

(c)From time to time and as appropriate for the Subservicing (including, without limitation, insurance claims) or foreclosure of each Mortgage Loan, the Owner/Servicer shall cause the Custodian to, upon request of the Subservicer and only upon delivery to the Custodian of an acceptable servicing receipt signed by an authorized employee of the Subservicer, release the portion of the Mortgage Loan Documents held by the Custodian to the Subservicer. If any Mortgage Loan Documents are to be released to a third-party attorney for purposes of facilitating foreclosure, bankruptcy, or litigation proceedings on behalf of the Subservicer or the Investor, the Subservicer must obtain a commercially acceptable attorney bailee agreement from such attorney, a copy which shall be provided to the Custodian promptly following receipt thereof.

(d)The Subservicer shall return the related Mortgage Loan Documents to the Custodian within five (5) Business Days following the time such documents are no longer needed by the Subservicer, unless the Mortgage Loan has been liquidated and the liquidation proceeds relating to the Mortgage Loan have been deposited in the Custodial Account. The Subservicer shall indemnify the Owner/Servicer pursuant to Section 7.01 for any loss or damage of such Mortgage Loan Documents by the Subservicer or its agents, Vendors, Off-shore Vendors or Default Firms.

Section 3.3.    Notices.

(a)The Owner/Servicer shall cause to be provided servicing transfer notices and any other similar notices to the related Mortgagors in a timely manner as may be required under Applicable Requirements, including the Real Estate Settlement Procedures Act. Within fifteen
(15) days following each Transfer Date, the Subservicer shall deliver to each related Mortgagor a "Welcome Letter" in accordance with Applicable Requirements. Notwithstanding the above, the Owner/Servicer, the Subservicer, and the prior subservicer may agree to send in accordance with Applicable Requirements a joint notification to the related Mortgagors regarding the transfer of the servicing function to the Subservicer. The Subservicer and the Owner/Servicer agree that the form of any notice sent to Mortgagors under this Section 3.3 shall be subject to approval by the Owner/Servicer and the Subservicer.

(b)The Subservicer shall furnish to each Mortgagor each notice (including privacy notices) required to be provided to such Mortgagors in accordance with Applicable Requirements and in form required by the Owner/Servicer.

(c)The Subservicer shall include in the related Mortgage Servicing File a copy of each notice furnished to a Mortgagor pursuant to this Section 3.3.

(d)Notwithstanding the foregoing, except as required by Applicable Requirements, no applicable notification shall be required pursuant to this Section 3.3 to the extent that the Subservicer is already acting as the Subservicer with respect to the Mortgage Loans.

Section 3.4.    Mortgagor Requests.

The Subservicer shall process requests for partial releases, easements, substitutions, division, subordination, alterations, waivers of security instrument terms, or similar matters in accordance with Applicable Requirements and the Subservicer shall notify the Owner/Servicer of such requests and the outcomes of such requests.

Section 3.5.    Power of Attorney.

Prior to the first Sale Date, the Owner/Servicer shall execute a mutually agreed upon number of limited powers of attorney substantially in the form set forth in Exhibit C hereto and provide such original executed limited powers of attorney to the Subservicer for use in connection with the servicing activities contemplated in this Agreement. The Owner/Servicer agrees to provide additional original executed limited powers of attorney as may be requested by the Subservicer from time to time.

ARTICLE IV COMPENSATION

Section 4.1.    Subservicing Compensation.

As consideration for Subservicing the Mortgage Loans under this Agreement (other than with respect to portfolio defense), except as otherwise set forth in this Agreement, the Subservicer shall be paid the fees and compensation set forth in Exhibit B. The Subservicer shall provide the Owner/Servicer, in an electronic format, a monthly report containing data elements to be mutually agreed upon by the parties detailing all the Owner/Servicer Economics and the Subservicer Economics.    Pursuant to Section 2.7(c), the Subservicer shall provide the Owner/Servicer with sufficient information to reflect the calculation of the Owner/Servicer Economics and the Subservicer Economics, including the fees payable to the Subservicer by the Owner/Servicer under this Agreement. The Owner/Servicer shall pay the Subservicer Economics on a monthly basis within ten (10) Business Days following receipt of an invoice and information necessary to confirm and reconcile the Owner/Servicer Economics and the Subservicer Economics relating to such month, subject to Section 4.3.

Subject to the term of this Agreement, the Subservicer shall be entitled to its monthly Subservicing fees as set forth in Exhibit B for each Mortgage Loan that it subservices for a given month based upon beginning of month Mortgage Loan count and status; provided, however, that the Subservicer shall only be entitled to a pro rata portion of such fees for Mortgage Loans boarded or deboarded during the related month. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall the Subservicer be entitled to any boarding fees or other similar fees with respect to any Prior Ditech Serviced Loan, (ii) with respect to any incentive fees set forth in Exhibit B or this Agreement, the Subservicer shall not be entitled to receive any amount greater than the maximum amount for the similar and/or corresponding incentive fees set forth in the applicable Agency Guidelines and (iii) in no event shall the Subservicer be entitled to any processing fees (or other similar fees) set forth on Exhibit B related to any supplemental claims to the applicable Agency when the Subservicer has previously submitted three claims to the applicable Agency for reimbursement of any Servicing Advances, P&I Advances or any other amounts.

The Owner/Servicer shall be entitled to all amounts paid or allowed to a servicer from time to time by the applicable Agency, other governmental or quasi-governmental programs or PMI Companies, as applicable, for engaging in Loss Mitigation either directly or through the Subservicer. In addition, the Owner/Servicer shall be entitled to the portion of late fees and Ancillary Income as set forth in Exhibit B, which amounts and the related Loss Mitigation fees and incentives referenced in the preceding sentence shall be remitted by the Subservicer to the Owner/Servicer as part of the Owner/Servicer Economics pursuant to Section 2.7(c).

Section 4.2.    Due Date of Payments; Penalties.

In the event either party fails to make a required payment under this Agreement to the other party, the owing party shall be required to pay the other party a finance charge on such amount for each day such payment is delinquent at an annual rate equal to 5% over the Prime Rate on the first Business Day of the month in the billing period, but in no event greater than the amount permitted by applicable law. In addition, Subservicer shall be required to reimburse Owner/Servicer for any late interest, penalties, or Compensatory Fees paid by the Owner/Servicer to an Agency as a result of Subservicer’s failure to timely comply with its obligations under this Agreement or Applicable Requirements. The Subservicer shall notify the Owner/Servicer (i) on or prior to the date of this Agreement, of any agreement which the Subservicer has with any Agency with respect to Compensatory Fees, (ii) no later than the Reporting Date, of any modification, extension or termination of such agreement which occurred in the prior calendar month and (iii) no later than the Reporting Date, of any notices from received by the Subservicer in the prior calendar month from an Agency relating to Compensatory Fees.

Section 4.3.    Resolution of Disputes and Monetary Errors.

In the event either party, in good faith, disputes any sum the other party contends are due and payable hereunder, such disputing party shall deliver to the contending party a written notice of dispute. All sums that are not disputed shall be paid as and when due under this Agreement. If the contending party provides documentation substantiating that the disputed amount is properly due and payable, the disputing party shall pay such amount within five (5) Business Days after receipt of such documentation. If the disputing party continues to dispute all or any portion of such amount and the parties cannot thereafter reconcile such dispute within a reasonable period of time not to exceed thirty (30) days, the contending party shall be entitled, upon ten (10) days’ written notice to the disputing party, to submit such matter to a dispute resolution process and if such amounts are subsequently determined to be proper, contending party shall be entitled to recover as part of its claim its reasonable costs and expenses, including attorneys’ fees, incurred in prosecuting such claim with interest on the disputed amount at an annual rate of 5% over the Prime Rate, but in no event greater than the amount permitted by applicable law. If such disputed amounts are subsequently determined not to be due and payable to the contending party, the disputing party shall be entitled to recover as part of its claim its reasonable costs and expenses, including attorneys’ fees, incurred in connection with prosecuting such claim.

ARTICLE V
TERM AND TERMINATION

Section 5.1.    Term.

(a)The initial term of this Agreement for the Subservicer shall be from the date hereof until the date that is the first (1st) anniversary of the Effective Date (the "Subservicer's Initial Term"). The Subservicer shall not be permitted to terminate this Agreement without cause except as set forth in Section 5.2. If this Agreement has not otherwise been terminated pursuant to this Article V, then the term of this Agreement for the Subservicer shall automatically be renewed for successive one (1) year terms after the expiration of the Subservicer's Initial Term.

(b)The initial term of this Agreement for the Owner/Servicer shall be from the date hereof until the date that is the first (1st) anniversary of the Effective Date (the "Owner/Servicer's Initial Term"). The Owner/Servicer shall not be permitted to terminate this Agreement during the Owner/Servicer's Initial Term without cause except as set forth in Section 5.2.

(c)Following the Owner/Servicer's Initial Term, the term of this Agreement for the Owner/Servicer may be extended by the Owner/Servicer for successive one-month renewal periods (which, if extended, shall commence on the expiration date of the then-current term and end in the following month on the monthly calendar day of the Effective Date (or if such day is not a Business Day, on the first Business Day immediately following such day)), by delivering notice of such one-month extension to the Subservicer. Such notice shall be delivered on the twentieth (20th) day of the calendar month preceding such extension (or if such day is not a Business Day, the first Business Day immediately preceding such day), provided that any such extension notice that is delivered prior to the expiration of the then-current term shall be effective.    Subject to any other effective date of termination as set forth in Section 5.4, this Agreement shall terminate at the expiration of the then-current term if the Owner/Servicer fails to notify the Subservicer of a one-month extension prior to such expiration.

(d)This Agreement shall otherwise terminate upon the earliest of (i) the distribution of the final payment on or liquidation of the last Mortgage Loan and REO Property subject to this Agreement or (ii) as otherwise set forth in this Article V.

Section 5.2.    Termination without Cause.

(a)The Owner/Servicer may, without cause, terminate this Agreement with respect to one or more Mortgage Loans at any time during the Owner/Servicer's Initial Term upon at least ninety (90) days’ written notice.

(b)The Subservicer may terminate this Agreement at the end of the Subservicer's Initial Term or at the end of any subsequent one (1) year term as to all of the Mortgage Loans then being subserviced hereunder upon written notice to the Owner/Servicer at least one hundred twenty (120) days’ prior to the end of such term; provided, however, that if the Subservicer terminates this Agreement as provided in this Section 5.2(b), the Subservicer (i) shall not be entitled to any Deconversion Fees and (ii) shall be responsible for all Servicing Transfer Costs incurred in connection with transferring the servicing to a successor servicer or subservicer.

(c)Notwithstanding any provision in this Agreement to the contrary, if the Owner/Servicer terminates this Agreement at any time with respect to one or more Mortgage Loans for which the Owner/Servicer has entered into an agreement to sell or otherwise transfer such Mortgage Loan or its Servicing Rights therein to a third party (an "Interim Serviced Mortgage Loan"), the Subservicer shall interim service such Interim Serviced Mortgage Loan until the transfer of servicing to the successor servicer identified by such third party.

Section 5.3.    Termination with Cause.

The Owner/Servicer may terminate this Agreement with respect to one or more Mortgage Loans immediately for cause based on the following:

(a)any failure by the Subservicer to remit any payment required to be made under the terms of this Agreement or Applicable Requirements that continues unremedied for a period of two (2) Business Days after the date upon which such payment was required to be remitted under the terms of this Agreement;

(b)any failure by the Subservicer to provide to the Owner/Servicer any report required by this Agreement to be provided to the Owner/Servicer within three (3) Business Days of the date such report is due;

(c)any failure by Walter or the Subservicer to comply with the Quarterly Financial Metrics set forth in the Quarterly Financial Metrics Report;

(d)any failure by the Subservicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Subservicer as set forth in this Agreement (other than Service Level Agreements), which failure continues unremedied for a period of thirty
(30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Owner/Servicer;

(e)subject to any applicable cure set forth in the applicable agreement, any default and/or failure by Subservicer to duly observe or perform, in any material respect, any covenants, obligations or agreements of Subservicer set forth in (i) the MSRPA or (ii) any other agreement executed in connection with this Agreement, the MSRPA, the Mortgage Loans and/or the related Servicing Rights;

(f)a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Subservicer and/or Walter and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days;

(g)the Subservicer and/or Walter shall consent to the appointment of a conservator, receiver, or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of or relating to the Subservicer’s and/or Walter, respectively, or relating to all or substantially all of the Subservicer’s and/or Walter property, respectively;

(h)any representation or warranty made by the Subservicer hereunder shall prove to be untrue or incomplete in any material respect and, if such breach of a representation or warranty is capable of being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Owner/Servicer;

(i)the Subservicer and/or Walter shall admit in writing its inability to pay its debt as they become due, admit in writing its inability to, or intention not to, perform any of its material obligations, file a petition to take advantage of any applicable insolvency or reorganization statute, voluntarily suspend payment of its obligations, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(j)(A) the Subservicer shall cease being an approved subservicer/servicer in good standing with any Agency or a HUD approved mortgagee, (B) any Agency provides a notice of termination to the Subservicer or the Owner/Servicer for failure of the Subservicer to comply with the applicable Agency Guidelines or (C) any Agency directs or otherwise notifies the Owner/Servicer that such Agency demands that the Subservicer should be terminated;

(k)failure of the Subservicer to maintain any required qualification, license or approval to do business, to service residential mortgage loans, or to otherwise collect debts or perform any activities relating to residential mortgage loans in any jurisdiction where the Mortgaged Properties are located, to the extent required under Applicable Requirements;

(l)the Subservicer attempts to assign its rights to servicing compensation hereunder or the Subservicer attempts, without the consent of the Owner/Servicer, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the Subservicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof without the consent of the Owner/Servicer;

(m)	[Reserved];

(n)the then-current primary and/or special servicer rating (if any) of Owner/Servicer assigned by any rating agency is downgraded by the applicable rating agency from such rating (or any corresponding rating) which is caused by Subservicer's failure to service in accordance with Applicable Requirements;

(o)any report required herein contains materially inaccurate data or information; provided, that such inaccuracy is not the direct result of inaccurate data or information provided to the Subservicer by a prior servicer or originator or the Owner/Servicer; provided, further, that such inaccuracy is (i) not cured or corrected within five (5) Business Days of receiving notice of such inaccuracy and such similar inaccuracy had not previously occurred or (ii) if such inaccuracy cannot be reasonably be cured within such five (5) Business Day period then (A) the failure of the Subservicer to commence correction efforts within such five (5) Business Day period pursuant to a management action plan reasonably acceptable to the Owner/Servicer, (B) the failure of the Subservicer to reasonably pursue such curing efforts thereafter or (C) the failure to cure such failure within thirty (30) days;

(p)The Subservicer shall fail to comply in any material respect with any audit procedures pursuant to Section 2.10 of this Agreement, including, but not limited to, failure to provide any information requested by the Owner/Servicer or its designees in connection with any such audit; which failure continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Subservicer by the Owner/Servicer;

(q)The Subservicer shall fail to (i) materially comply with the terms and conditions of any Service Level Agreement within the applicable period set forth in the applicable SLA attached hereto, which failure is not cured or corrected within the applicable cure period set forth in such SLA or (ii) provide a monthly report in the form attached hereto as Exhibit F-2 or any subsequent report, as required under Section 2.6(b), which failure continues unremedied for a period of thirty (30) days after the date on which such report was due;

(r)Subservicer or any subsidiary or Affiliate of Subservicer shall default under, or fail to perform as requested under, the terms of any repurchase agreement, loan and security agreement or similar credit facility or agreement for borrowed funds entered into by Subservicer or such other entity and any third party, which default or failure is not otherwise waived by the applicable party and results in such party being entitled to cause the acceleration or prepayment of any indebtedness thereunder;

(s)the Subservicer's or Walter's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of the Subservicer or Walter, respectively, as a "going concern" or a reference of similar import or shall indicate that the Subservicer or Walter, respectively, is insolvent;

(t)the Owner/Servicer's or any subsidiary or Affiliate of Owner/Servicer's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall indicate that the Owner/Servicer or any subsidiary or Affiliate of Owner/Servicer has a "material weakness" and/or "significant deficiency", which is caused by the Subservicer delivering and/or providing any incorrect information, reports and/or data to the Owner/Servicer;

(u)the Owner/Servicer shall cease being an approved subservicer/servicer in good standing with Fannie Mae or Freddie Mac or a HUD approved mortgagee which is caused by the Subservicer's failure to service in accordance with Applicable Requirements;

(v)(A) except for the CFPB Stip Order and the State Orders, an investigation by any Governmental Authority has determined that material deficiencies in servicing performance or violation of Applicable Requirements by the Subservicer has occurred which, in either case, the Owner/Servicer shall have reasonably determined is a Material Adverse Effect, (B) a Governmental Authority has instituted additional requirements and/or obligations on the Subservicer in connection with the CFPB Stip Order and/or any State Order which the Owner/Servicer shall have reasonably determined is a Material Adverse Effect and/or (C) a Governmental Authority has determined material noncompliance of the CFPB Stip Order and/or any State Order by the Subservicer which the Owner/Servicer shall have reasonably determined is a Material Adverse Effect;

(w)the Delinquency Ratio exceeds 10% for a period of three (3) consecutive months or longer;

(x)the Servicing Advance Ratio exceeds 1.2% for a period of three (3) consecutive months or longer;

(y)the Quarterly Refinancing Percentage falls below 10% for two (2) consecutive Calculation Dates on or after March 31, 2017;

(z)	a Change of Control has occurred with respect to the Subservicer or Walter;

(aa) the Owner/Servicer shall have reasonably determined that a Material Adverse Effect shall have occurred; or

(bb) any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of the Subservicer, or shall have taken any action to displace the management of the Subservicer or to curtail its authority in the conduct of the business of the Subservicer, or takes any action in the nature of enforcement to remove, limit or restrict the approval of the Subservicer as a servicer of mortgage loans.

The Subservicer recognizes that an Agency may rescind its recognition of a Subservicing arrangement if the Agency decides to transfer the Owner/Servicer’s portfolio for any reason, in which event this Agreement would be terminated with respect to the related Mortgage Loans, and such termination shall be treated as a termination for cause for purposes of this Agreement if the Agency’s actions is related to an act or omission of the Subservicer or as a termination without cause if the Agency’s action is unrelated to an act or omission of the Subservicer, respectively.

Each party shall promptly notify the other party in the event of any breach or anticipated breach by the notifying party of its obligations under this Agreement or any event of default or anticipated event of default or other termination event with respect to such party set forth in this Agreement.

The rights of termination, as provided herein, are in addition to all other available rights and remedies, including the right to recover damages in respect of any breach.

Section 5.4.    Reimbursement upon Expiration or Termination; Termination Assistance.

(a)Payment of Deconversion Fees. Notwithstanding anything to the contrary in this Agreement, within three (3) Business Days following the effective date of any termination described in this Section 5.4(a), the Owner/Servicer shall remit to the Subservicer the applicable Deconversion Fees if (i) this Agreement is terminated with cause by the Subservicer pursuant to Section 5.6, (ii) the Owner/Servicer fails to notify the Subservicer of any one-month extension of the term before the expiration of the then-current term pursuant to Section 5.1(c), except for a termination of this Agreement with respect to one or more Mortgage Loans with cause pursuant to Section 5.3, (iii) the Owner/Servicer terminates this Agreement without cause at any time during the Owner/Servicer's Initial Term, as further described in Section 5.2(a), or (iv) the Owner/Servicer exercises its right, as provided in Section 5.2(b), to transfer Interim Serviced Mortgage Loan(s) to a successor servicer.

(b)Payment of Ditech Transfer Fees. Notwithstanding anything to the contrary in this Agreement, within three (3) Business Days following receipt of the applicable notice of termination, the Subservicer shall remit to the Owner/Servicer the applicable Ditech Transfer Fees if: (i) the Owner/Servicer terminates this Agreement with respect to one or more Mortgage Loans with cause pursuant to Section 5.3 or (ii) the Subservicer terminates this Agreement without cause at any time, as further described in Section 5.2(b).

(c)In the event the Subservicer is terminated without cause as subservicer of some or all of the Mortgage Loans by the Owner/Servicer or if the Subservicer terminates this Agreement pursuant to Section 5.6, the Owner/Servicer shall pay or reimburse the Subservicer for any Servicing Transfer Costs and all accrued and unpaid Subservicing compensation. In the event the Subservicer is terminated with cause as subservicer of some or all of the Mortgage Loans by the Owner/Servicer or an Agency or if the Subservicer terminates this Agreement without cause, the Subservicer (a) shall reimburse the Owner/Servicer for Servicing Transfer Costs and (b) shall be entitled to receive accrued and unpaid Subservicing compensation that is earned prior to the date the servicing is transferred to a successor servicer or subservicer. In addition, upon termination of this Agreement, subject to the foregoing, the Owner/Servicer and the Subservicer shall pay or reimburse the other party any other amounts due under this Agreement.

(d)In connection with the termination of this Agreement with respect to some or all of the Mortgage Loans, the Subservicer and the Owner/Servicer shall use commercially reasonable efforts to ensure the prompt transfer of the servicing of such Mortgage Loans to a successor servicer or subservicer designated by the Owner/Servicer, including delivery of notices to the Mortgagors relating to the servicing transfer in accordance with Applicable Requirements.

(e)Notwithstanding any provision in this Agreement to the contrary, the termination of this Agreement shall not be effective until a successor servicer or subservicer has been appointed by the Owner/Servicer or an Investor, as applicable, and a servicing transfer has been completed in accordance with Applicable Requirements, and the Subservicer shall not be relieved of its obligation under this Agreement until such time. The Owner/Servicer and the Subservicer shall discharge such duties and responsibilities during the period from the date each acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence that it is obligated to exercise under this Agreement.

(f)In the event of a servicing transfer to a successor servicer or subservicer, the Subservicer shall comply with all Applicable Requirements with respect to servicing transfers. In addition, the Subservicer shall comply with the CFPB’s rules and/or guidelines with respect to servicing transfers, including without limitation its Bulletin 2014-1 issued on August 19, 2014, as may be amended or updated. The Subservicer and the Owner/Servicer shall provide all reasonable cooperation and assistance as may be requested by the other party in connection with compliance with such rules and/or guidelines. The Subservicer and the Owner/Servicer shall cooperate after the applicable Sale Date to promptly resolve all customer complaints, disputes and inquiries related to activities that occurred prior to such Sale Date or in connection with the transfer of servicing.

(g)In addition, in connection with the servicing transfer to a successor servicer or subservicer, the Subservicer shall (a) promptly forward to the Owner/Servicer's designee all Mortgage Servicing Files, data, Mortgage Loan documents, files, data tapes and other information customarily delivered by a servicer upon transfer of servicing of mortgage loans, (ii) reasonably comply in all material respects with the transfer instructions of the successor servicer or subservicer, (b) provide Owner/Servicer's designee accepted servicing industry documentation meeting all Applicable Requirements regarding outstanding Servicing Advances and P&I Advances related to the Mortgage Loans, (c) take appropriate actions and cooperate in good faith with any Investor approval process and in reflecting the servicing transfer on the MERS system for the related Mortgage Loans registered on MERS to the extent the Subservicer is authorized to do so with the MERS system and (d) cooperate with the document custodian recertification process.

Section 5.5.    Accounting/Records.

Upon expiration or termination of this Agreement and after the completed transfer of the servicing of the Mortgage Loans to a successor servicer or subservicer, the Subservicer will cease all Subservicing activities and account for and turn over to the successor servicer or subservicer, as applicable, all funds collected hereunder, less the compensation and other amounts then due the Subservicer, and deliver to the successor servicer or subservicer, as applicable, all records and documents relating to each Mortgage Loan and will advise Mortgagors that their mortgages will henceforth be serviced by the successor servicer or subservicer, as applicable.

Section 5.6.    Termination Right of the Subservicer.

Subject to the effective date of such termination as set forth in Section 5.4, the Subservicer may terminate this Agreement immediately for cause based on the following:

(a)Owner/Servicer fails to remit any payment required to be made under the terms of this Agreement or Applicable Requirements that continues unremedied for a period of five (5) Business Days after the date upon which such payment was required to be remitted under the terms of this Agreement;

(b)Any failure by the Owner/Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Owner/Servicer as set forth in this Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner/Servicer by the Subservicer;

(c)a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Owner/Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of thirty (30) days;

(d)any representation or warranty made by the Owner/Servicer hereunder shall prove to be untrue or incomplete in any material respect and, if such breach of a representation or warranty is capable of being cured, continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Owner/Servicer by the Subservicer;

(e)the Owner/Servicer shall cease being an approved servicer in good standing with Fannie Mae, Freddie Mac or a HUD approved mortgagee unless caused by the Subservicer's failure to service in accordance with Applicable Requirements.

Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt to the extent the Subservicer terminates this Agreement pursuant to this Section 5.6, the Owner/Servicer shall remain the owner of the Servicing Rights and Subservicer shall have no right, title interest or claim to the Servicing Rights.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OWNER/SERVICER

As of each Sale Date, the Owner/Servicer hereby represents, warrants and covenants to the Subservicer as follows:

Section 6.1.    Agency Approvals.

If required by Applicable Requirements, the Owner/Servicer is an approved servicer for, and in good standing with, each applicable Agency and a HUD approved mortgagee.

Section 6.2.    Authority.

The Owner/Servicer is a duly organized and validly existing limited liability company in good standing under the laws of its state of formation and has all requisite power and authority to enter into this Agreement and the Persons executing this Agreement on behalf of the Owner/Servicer are duly authorized to do so. The Owner/Servicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement, except where the failure of the Owner/Servicer to possess such qualifications or licenses would not be reasonably expected to have a Material Adverse Effect or where the Owner/Servicer is otherwise exempt under Applicable Requirements from such qualification, or is otherwise not required under Applicable Requirements to effect such qualification.

Section 6.3.    Consents.

Except for approvals required from the applicable Agency in connection with any Sale Date, no consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery, and performance by the Owner/Servicer of or compliance by the Owner/Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, or order has been obtained.

Section 6.4.    Litigation.

There is no action, suit, proceeding, or investigation pending or, to its knowledge, threatened against the Owner/Servicer that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be contemplated herein, or would be likely to impair materially the ability of the Owner/Servicer to perform under the terms of this Agreement or applicable Agency Guidelines.

Section 6.5.    Broker Fees.

The Owner/Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

Section 6.6.    Ownership.

Loans.

The Owner/Servicer is the sole owner of the Servicing Rights related to the Mortgage

Section 6.7.    Ability to Perform.

The Owner/Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.

ARTICLE VII
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSERVICER

As of the date of this Agreement and each day in which the Subservicer is Subservicing Mortgage Loans under this Agreement, the Subservicer hereby represents, warrants and covenants to the Owner/Servicer as follows:

Section 7.1.    Agency Approvals.

The Subservicer is an approved servicer for, and in good standing with, each Agency and a HUD approved mortgagee. No event has occurred, including but not limited to, a change in insurance coverage, that would make the Subservicer unable to comply with eligibility requirements of each Agency, or that would require notification to any Agency and, to the best of the Subservicer’s knowledge, there are no pending business issues with any Agency that would likely materially adversely affect the ability of the Subservicer to service mortgage loans on behalf of such entities or to comply with Applicable Requirements.

Section 7.2.    Authority.

The Subservicer is a duly organized and validly existing limited liability company in good standing under the laws of its state of organization and has all requisite power and authority to enter into this Agreement and the Persons executing this Agreement on behalf of the Subservicer are duly authorized so to do. The Subservicer has all licenses necessary to carry on its business as now being conducted and is duly authorized and qualified to transact, in each state where a Mortgaged Property is located, any and all business contemplated by this Agreement, except where the failure of the

Subservicer to possess such qualifications or licenses would not be reasonably expected to have a Material Adverse Effect or where the Subservicer is otherwise exempt under Applicable Requirements from such qualification, or is otherwise not required under Applicable Requirements to effect such qualification.

Section 7.3.    Consents.

Except for approvals required from the applicable Agency in connection with any Sale Date, no consent, approval, authorization, or order of any court or Governmental Authority is required for the execution, delivery, and performance by the Subservicer of or compliance by the Subservicer with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization, or order has been obtained.

Section 7.4.    Litigation.

There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Subservicer that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement or applicable Agency Guidelines.

Section 7.5.    Accuracy of Information.

Information furnished to the Owner/Servicer or any Investor by the Subservicer regarding its financial condition or its servicing operations is true and correct in all material respects.

Section 7.6.    Broker Fees.

The Subservicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction.

Section 7.7.    MERS.

The Subservicer is a member of MERS in good standing.

Section 7.8.    Agency Representations.

Each of the representations and warranties made by the Subservicer to the Agencies under the Agency Guidelines in connection with the Subservicer’s role as a servicer or subservicer of Agency mortgage loans is true and correct.

Section 7.9.    Ability to Perform.

The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.

Section 7.10. HAMP.

The Subservicer is participating in HAMP. The Subservicer has entered into a Servicer Participation Agreement ("SPA") with Fannie Mae, as financial agent of the United States, pursuant to HAMP. As such, the Subservicer: (i) has implemented HAMP as required by the SPA; (ii) will report to Fannie Mae the transfer of servicing of any Mortgage Loans that are Eligible Loans (as defined by the SPA) in order to ensure compliance with the SPA; and (iii) will service any of the Mortgage Loans that are Eligible Loans in accordance with HAMP requirements.

Section 7.11. Quarterly Reports.

(a)No later than (I) forty-five (45) calendar days after the end of each of the first three quarterly fiscal periods of each fiscal year of Subservicer after the date of this Agreement and (II) ninety (90) calendar days after the end of each fiscal year of Subservicer after the date of this Agreement, in each case, the Subservicer shall deliver to Owner/Servicer, a report in the form of Exhibit H (the "Quarterly Financial Metrics Report"), certifying whether the conditions described in column entitled "Financial Metric" set forth in Exhibit H attached hereto (the "Quarterly Financial Metrics") have been met.

(b)No later than forty-five (45) calendar days after the end of each fiscal quarter after the date of this Agreement, the Subservicer shall deliver to Owner/Servicer, a certificate in the form of Exhibit I (the "Quarterly Report"), signed by the chief risk and compliance officer of the Subservicer.

ARTICLE VIII
INDEPENDENCE OF PARTIES; INDEMNIFICATION SURVIVAL

Section 8.1.    Independence of Parties.

Except as set forth in the MSRPA, the following terms shall govern the relationship between the Owner/Servicer and the Subservicer under this Agreement:

(a)The Subservicer shall have the status of, and act as, an independent contractor. Nothing herein contained shall be construed to create a partnership or joint venture between the Owner/Servicer and the Subservicer;

(b)The Subservicer shall be not be liable to the Owner/Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Subservicer against any breach of its representations, warranties, or covenants made herein or its failure to comply with Applicable Requirements, or against any liability that would otherwise be imposed on the Subservicer by reason of the Subservicer’s willful misfeasance, bad faith, fraud, or negligence in the performance of its duties hereunder, or by reason of its negligent disregard of its obligations or duties hereunder. The Subservicer may rely in good faith on any document of any kind that, prima facie, is executed and submitted by any appropriate Person respecting any matters arising hereunder.

Section 8.2.    Indemnification by the Subservicer; Compensatory Fees.

The Subservicer shall indemnify and hold the Owner/Servicer harmless from any liability, Claim, loss, damage or expense, including reasonable attorneys’ fees, directly or indirectly resulting from or arising out of:

(a)    the Subservicer’s failure to observe or perform any or all of the Subservicer’s covenants and obligations under this Agreement in all material respects;

(b)    the Subservicer’s material breach of its representations and warranties contained in this Agreement;

(c)    the failure of Subservicer or any Vendors, Off-shore Vendors and/or Default Firms hired by Subservicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement, the Mortgage Loan documents and Applicable Requirements;

(d)    with respect to any Prior Ditech Serviced Loans, the amount of any Compensatory Fees, curtailments and/or denied insurance claims arising out of or related to prior to the applicable Transfer Date;

(e)    any Agency-imposed fees, penalties or curtailments imposed on the Owner/Servicer related to (a) any Mortgage Loan foreclosures exceeding the applicable Agency’s required timelines or (b) other servicing acts or omissions relating to the Mortgage Loans, in each case relating to or arising from the Subservicer’s failure to comply with Applicable Requirements on or after the related Transfer Date;

(f)    any pending or threatened claim or litigation (including but not limited to any class action or purported class action), solely with respect to the Prior Ditech Serviced Loans, arising out of events occurring in whole or in part before the applicable Sale Date in connection with the Servicing Rights, the Mortgage Loans or Subservicer, whether made by any Agency or insurer, any Mortgagor or other Person; or

(g)    the Subservicer's use or misuse of any power of attorney provided to the Subservicer under this Agreement;

provided,    however,    the    Subservicer    shall    not    be    obligated    to    indemnify the Owner/Servicer with respect to (i) any consequential, special, punitive or speculative damages except to the extent such damages are recovered from the Owner/Servicer by third parties in connection with claims made by such third parties that are indemnified under this Agreement; and (ii) any liabilities, Claims, costs or expenses which are covered in Section 8.3.

Section 8.3.    Indemnification by the Owner/Servicer.

Except as otherwise stated herein, the Owner/Servicer shall indemnify and hold the Subservicer harmless against any liability, Claim, loss, damage or expense, including reasonable attorneys’ fees, resulting from or arising out of (a) the Owner/Servicer’s failure to observe or perform any or all of the Owner/Servicer’s covenants and obligations under this Agreement or breach of its representations and warranties contained in this Agreement, (b) the failure of a Mortgage Loan (which is not a Prior Ditech Serviced Loan) to be transferred in accordance with the Servicing

Transfer Procedures in any material respect, (c) acts or omissions relating to the origination or servicing of the Mortgage Loans (which are not Prior Ditech Serviced Loans) prior to the related Sale Date or (d) any claim, litigation or proceeding relating to the subservicing following the related Transfer Date to which the Subservicer is made a party as a result of its acting as, or status as, servicer or subservicer of a Mortgage Loan; provided, however, the Owner/Servicer shall not be obligated to indemnify the Subservicer with respect to (i) any consequential, special, punitive or speculative damages except to the extent such damages are recovered from the Subservicer by third parties in connection with claims made by such third parties that are indemnified under this Agreement, (ii) any breach by the Subservicer of its representations and warranties contained in this Agreement or any failure to observe or perform its obligations and covenants under this Agreement or (iii) any liabilities, Claims, costs or expenses which are covered in Section 8.2.

Section 8.4.    Indemnification Procedures.

Promptly after receipt by an indemnified party under Sections 8.2 or 8.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Sections 8.2 or 8.3, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under Sections 8.2 or 8.3, except to the extent that it has been prejudiced in any material respect, or from any liability that it may have, otherwise than under Sections 8.2 or 8.3.    The indemnifying party shall assume (with the consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including attorneys’ fees, and promptly pay, discharge, and satisfy any judgment or decree that may be entered against it or the indemnified party in respect of such claim. The indemnifying party shall follow any reasonable written instructions received from the indemnified party in connection with such claim. The provisions of Sections 8.2 or 8.3 shall survive termination of this Agreement. The Subservicer shall provide the Owner/Servicer a monthly report of legal action(s) by individual Mortgagor(s) relating to the Mortgage Loans and against the Subservicer or the Owner/Servicer.

Section 8.5.    Repurchase.

To the extent the Owner/Servicer shall cease being an approved subservicer/servicer in good standing with any Agency or a HUD approved mortgagee which is caused by the Subservicer's failure to service in accordance with Applicable Requirements, the Subservicer shall remit to the Owner/Servicer an amount equal to the Servicing Rights Repurchase Price (as defined in the MSRPA) for the Servicing Rights less any proceeds (if any) received by the Owner/Servicer in connection with a transfer of servicing of the Mortgage Loans permitted by the applicable Agency.

Section 8.6.    Survival.

The representations, warranties, and indemnifications set forth in Article VII and this Article VIII shall survive termination of this Agreement.

ARTICLE IX MISCELLANEOUS

Section 9.1.    Assignment.

This Agreement may be assigned only by written consent of the Owner/Servicer and the Subservicer. The Owner/Servicer may also assign to an Affiliate without the consent of the Subservicer, provided such Affiliate will be bound by the representations, warranties and covenants of the Owner/Servicer set forth in Article VI. The sale of all or substantially all of the stock or assets of the Subservicer, or the transfer of a controlling interest in the Subservicer, shall not be deemed an assignment of this Agreement for purposes of this Section.

Section 9.2.    Prior Agreements.

Except with respect to the MSRPA, if any provision of this Agreement is inconsistent with any prior agreements between the parties, oral or written, with respect to the Mortgage Loans, the terms of this Agreement shall prevail, and after the Effective Date of this Agreement, the relationship and agreements between the Owner/Servicer and the Subservicer with respect to the Mortgage Loans shall be governed in accordance with the terms of this Agreement and the MSRPA.

Section 9.3.    Entire Agreement.

Except as otherwise set forth herein, this Agreement contains the entire agreement between the parties hereto and cannot be modified in any respect except by an amendment in writing signed by both parties. In the event of a conflict with the MSRPA, the terms of this Agreement shall control.

Section 9.4.    Invalidity.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

Section 9.5.    Governing Law; Jurisdiction.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, OR IN THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK. WITH RESPECT TO

ANY SUCH PROCEEDING IN ANY SUCH COURT: (A) EACH PARTY GENERALLY AND UNCONDITIONALLY SUBMITS ITSELF AND ITS PROPERTY TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT; AND (B) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT HAS OR HEREAFTER MAY HAVE TO THE VENUE OF SUCH PROCEEDING, AS WELL AS ANY CLAIM IT HAS OR MAY HAVE THAT SUCH PROCEEDING IS IN AN INCONVENIENT FORUM.

Section 9.6.    Waiver of Jury Trial.

THE PARTIES HERETO HEREBY VOLUNTARILY, KNOWINGLY AND IRREVOCABLY WAIVE ANY RIGHT EACH MAY HAVE TO TRIAL BY JURY IN THE EVENT OF ANY LITIGATION CONCERNING THIS AGREEMENT.

Section 9.7.    Notices.

Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered by hand, courier or overnight delivery service at or mailed by registered mail, postage prepaid, and return receipt requested or email and confirmed by a similar mailed writing, to (or such other address as may hereafter be furnished to the other party by like notice):

(a)	in the case of the Subservicer: Ditech Financial LLC
1100 Virginia Drive, Suite 100 Ft. Washington, PA 19034 Attention: President

(b)	in the case of the Owner/Servicer: New Residential Mortgage LLC
c/o New Residential Investment Corp. 1345 Avenue of the Americas, 45th Floor New York, New York 10105
Attention: Jonathan Grebinar, Austin Sandler and Andrew Miller Telephone: 212-798-6100
Facsimile: 212-798-6060 Email: jgrebinar@fortress.com;
amiller@fortress.com; asandler@fortress.com

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 9.8.    Amendment, Modification and Waiver.

No amendment to this Agreement shall be effective unless it shall be in writing and signed by each party. Any failure of a party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the party entitled to the benefits thereof only by a written instrument duly executed and delivered by the party granting such waiver, but such waiver or failure or delay to insist upon strict compliance with such obligation, covenant, agreement or condition or any waiver, failure or delay in exercising any right, power or privilege hereunder or any single or partial exercise thereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance or preclude any other or further exercise thereof or any other right, power or privilege hereunder. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.9.    Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 9.10. Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 9.11. Force Majeure.

Each party will be excused from performance under this Agreement, except for any payment obligations for services that have been or are being performed hereunder, for any period and to the extent that it is prevented from performing, in whole or in part, as a result of delays caused by the other party or any act of God, war, civil disturbance, court order, labor dispute, or other cause beyond its reasonable control, including failure, fluctuations, or unavailability of heat, light, air conditioning, or telecommunications equipment. A party excused from performance pursuant to this Section shall exercise commercially reasonable efforts to continue to perform its obligations hereunder and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform, except that nothing herein shall obligate either party to settle a strike or labor dispute when it does not wish to do so. Such nonperformance will not be deemed a breach of this Agreement as long as the party uses commercially reasonable efforts to expeditiously remedy the problem causing such nonperformance and to execute its disaster recovery plan then in existence. If the failure of a party to perform under this Agreement as a result of a force majeure event exceeds fifteen (15) days, the other party may terminate this Agreement immediately without liability and the parties shall cooperate in good faith to facilitate the transfer of servicing to a successor servicer or subservicer designated by the Owner/Servicer. Notwithstanding the foregoing, in the event the force majeure provisions set forth in the Agency Guidelines are more restrictive as they relate to the Owner/Servicer or the Subservicer, such provisions in the Agency Guidelines shall control in the event an Agency is an Investor.

Section 9.12. Confidentiality; Security.

(a)Each party acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire Confidential Information that is proprietary to or confidential to the other party, its Affiliates, their respective clients and investors or to third parties to whom the other party owes a duty of confidentiality. The party providing Confidential Information in each case shall be called the "Disclosing Party" and the party receiving the Confidential Information shall be called the "Recipient". With respect to all such Confidential Information, the Recipient shall (i) act in accordance and comply with all Applicable Requirements (including, without limitation, security and privacy laws with respect to its use of such Confidential Information), (ii) maintain, and shall require all third parties that receive Confidential Information from the Recipient as permitted hereunder to maintain, effective information security measures to protect Confidential Information from unauthorized disclosure or use, and (iii) provide the Disclosing Party with information regarding such security measures upon the reasonable request of the Disclosing Party and promptly provide the Disclosing Party with information regarding any failure of such security measures or any security breach. The Recipient shall hold the Disclosing Party’s Confidential Information in strict confidence, exercising no less care with respect to such Confidential Information than the level of care exercised with respect to the Recipient’s own similar Confidential Information and in no case less than a reasonable standard of care, and shall not copy, reproduce, summarize, quote, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes other than the provision of the services to the Disclosing Party or as expressly permitted under the Ditech Agreements without the prior written authorization of the Disclosing Party. In addition, the Recipient shall not use the Confidential Information to make any contact with any of the parties identified in the Confidential Information without the prior authorization of the Disclosing Party, except in the course of performing its obligations under the terms of this Agreement.

(b)	The Recipient may disclose the Disclosing Party’s Confidential Information only
(i)to its and its Affiliates’ officers, directors, attorneys, accountants, employees, agents and representatives and, with respect to the Owner/Servicer only, rating agencies, consultants, bankers, financial advisors and potential financing sources (collectively, "Representatives") who need to know such Confidential Information in connection with the transactions contemplated by the Ditech Agreements (the "Transactions") and who are subject to a duty of confidentiality (contractual or otherwise) with respect to such Confidential Information, (ii) to those Persons within the Recipient’s organization directly involved in the Transactions, and who are bound by confidentiality terms substantially similar to the terms set forth herein, (iii) to the Recipient’s regulators and examiners, (iv) to defend itself in connection with a legal proceeding regarding the Transactions and (v) as required by Applicable Requirements. The Recipient shall be liable for any breach of its confidentiality obligations and the confidentiality obligations of its Representatives.

(c)The parties shall not, without the other party’s prior written authorization, publicize, disclose, or allow disclosure of any information about the other party, its present or former partners, managing directors, directors, officers, employees, agents or clients, its or their business and financial affairs, personnel matters, operating procedures, organization responsibilities, marketing matters and policies or procedures, with any reporter, author, producer or similar Person or entity, or take any other action seeking to publicize or disclose any such information in any way likely to result in such information being made available to the general public in any form, including books, articles or writings of any other kind, as well as film, videotape, audiotape, or any other medium except as required by Applicable Requirements.

(d)The obligations under this Section 9.12 shall survive the termination of this Agreement.

Section 9.13. Further Assurances.

Each of the Owner/Servicer and the Subservicer shall cooperate with and assist the other party as reasonably requested in connection with such other party’s duties and obligations under this Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as may be necessary and appropriate in furtherance thereof.

Section 9.14. Execution of Agreement.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Agreement shall be deemed binding when executed by both the Owner/Servicer and the Subservicer. Telecopy or electronically transmitted signatures shall be deemed valid and binding to the same extent as the original.

Section 9.15. Publicity.

The Subservicer shall not issue any media releases, public announcements and public disclosures, relating to this Agreement or use the name or logo of the Owner/Servicer, including, without limitation, in promotional or marketing material or on a list of customers, without the prior written consent of the Owner/Servicer; provided, that nothing in this paragraph shall restrict compliance with this Agreement or any disclosure required by legal, accounting or regulatory requirements.

Section 9.16. Executory Contract.

Notwithstanding any provision in this Agreement to the contrary, Subservicer acknowledges and agrees that, in the event it files bankruptcy under 11 U.S.C. § 101 et seq. (the "Bankruptcy Code"), this Agreement is an "executory contract" within the meaning of Section 365 of the Bankruptcy Code and, therefore, Subservicer shall have no right to modify on any basis whatsoever, including without limitation Section 105 of the Bankruptcy Code, any of the terms, provisions or conditions of this Agreement in any such bankruptcy proceeding and hereby irrevocably waives any ability to do so. Further, Subservicer acknowledges and agrees that its services provided under this Agreement are essential and should Subservicer fail to perform its obligations under this Agreement, Owner/Servicer shall suffer irreparable harm and, consequently, Owner/Servicer shall have the right to obtain on an expedited basis an order from the bankruptcy court: (i) lifting the Section 362 automatic stay so as to permit Owner/Servicer to terminate this Agreement; and (ii) compelling Subservicer to immediately assume or reject this Agreement in accordance with the provisions of Section 365 of the Bankruptcy Code. In the event this Agreement is rejected under Section 365 of the Bankruptcy Code, this Agreement shall be terminated and Subservicer agrees to immediately comply with its obligations under this Agreement with respect to termination of this Agreement. Finally, Subservicer acknowledges and agrees that Section 506(c) of the Bankruptcy Code has no application to this Agreement and, even if it did, Subservicer hereby expressly waives any right to surcharge Owner/Servicer under Section 506(c) of the Bankruptcy Code.

Section 9.17. Restrictions of Notices; Information and Disclosure.

Notwithstanding anything else herein, nothing in this Agreement shall require any party to provide any notice, information, investigation, audit, correspondence, and any other communication (collectively, "Information") to any other party (1) if providing such Information is prohibited by Applicable Requirements (as defined in the MSRPA) or (2) upon advice of counsel, if providing such Information may cause such party to lose attorney-client privilege (governed by the applicable jurisdiction) between such party and its attorneys.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day, month and year first above written.

NEW RESIDENTIAL MORTGAGE LLC

By:     /s/ Cameron MacDougall
Name: Cameron MacDougall
Title: President

[Signature Page to Subservicing Agreement]

DITECH FINANCIAL LLC

By:     /s/ Patricia Hobbib
Name: Patricia Hobbib
Title Senior Vice President, Secretary

[Signature Page to Subservicing Agreement]

EXHIBIT A

FORM OF ACKNOWLEDGEMENT AGREEMENT

On this      day of    , 20    , New Residential Mortgage LLC

(the "Owner/Servicer") and Ditech Financial LLC (the "Subservicer"), hereby acknowledge that the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Schedule I are subject to that certain Subservicing Agreement, dated as of August 8, 2016, by and between the Owner/Servicer and the Subservicer (the "Agreement"). Notwithstanding any provision to the contrary, the Owner/Servicer retains all rights to the Servicing Rights relating to the Mortgage Loans subject to the contractual provisions of the Agreement. The Subservicer hereby agrees to service such Mortgage Loans pursuant to the terms of the Agreement.

1.	With respect to the Mortgage Loans made subject to the Agreement hereby, the Transfer Date shall be [ ].

2.	With respect to the Mortgage Loans made subject to the Agreement hereby, the Sale Date shall be [ ].

3.	With respect to the Mortgage Loans made subject to the Agreement hereby, the following terms shall apply:

[Insert any amendments to the Agreement]

All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Telecopy or electronically transmitted signatures shall be deemed valid and binding to the same extent as the original.

Exhibit A-1

IN WITNESS WHEREOF, the Owner/Servicer and the Subservicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NEW RESIDENTIAL MORTGAGE LLC,
as the Owner/Servicer

By:

Name:

Title:

DITECH FINANCIAL LLC,
as the Subservicer

By:

Name:

Title:

Exhibit A-2

EXHIBIT B SUBSERVICING FEES
Monthly Base
Servicing Fees: All fees with respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan are subject to validation of the loan servicing tape and customary due diligence.

FNMA/FHLMC Portfolio:    C    30    60    90    120+ FCL    REO

Base monthly Fees:                [***]

[***] monthly fee for Current loans for initial bulk MSR trades with Subservicer which include Servicing Rights where Owner/Servicer may subsequently purchase the associated excess servicing rights from WCO/Marix.

Incentive and Resolution Fees:    See Schedule 1 to Exhibit B attached

Allocation of Other Fees/Expenses:    The Subservicer would retain all Ancillary Income.
Except with respect to Prior Ditech Serviced Loans:
The Owner/Servicer would retain investment earnings and float on related P&I and Escrow Custodial Accounts and be obligated to pay statutory interest on borrower escrow accounts where required. The Owner/Servicer would also bear the expense for compensating interest, mortgage level insurance, pool insurance, and guaranty fees, pool level certification and re-certification costs and expenses, as applicable, life of loan tax and flood monitoring contracts, loan document assignments for non MERS loans, custodial transfer expenses, MERS transfer expenses, and document imaging expenses. The Owner/Servicer would also bear Agency curtailment expenses, except for curtailments caused solely by the servicing error of the Subservicer. The Owner/Servicer as the owner of the Servicing Rights would also bear the funding obligation for repurchase claims and early buy-out claims, and the consequence or obligation with respect to VA No Bids and VA Buy-downs (if applicable).

Exhibit B-1

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Processing Fees	Servicing would be subject to the following processing fees on a per claim basis:

GSE Claims (1x per account)    [***]
Supplemental Claims (capped at 2x per account)    [***]

Boarding and Deboarding Fee

Boarding Fee	[***]
Deboarding Fee	[***]

Deconversion Fees:*:    The sum of the Termination Fee (if any) and the Deboarding Fee.
*Deconversion Fees does not apply to REO Properties

Termination Fees:    The Termination Fee calculated in accordance with the following Termination Fee Schedule:

Termination Fee Schedule
Months 1-12	[***]
Months 13-18	[***]
Months 19-24	[***]
Months 25-30	[***]
Months 31-36	[***]

Ditech Transfer Fees:    Ditech Transfer Fees calculated pursuant in accordance with the following Transfer Fee Schedule:

Exhibit B-2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ditech Transfer Fee Schedule
Month	$ Amount	Projected. Current Loan Count	Ditech Transfers Fee/Loan
1	[***]	[***]	[***]
2	[***]	[***]	[***]
3	[***]	[***]	[***]
4	[***]	[***]	[***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]

Exhibit B-2

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ditech Transfer Fee Schedule
Month	$ Amount	Projected. Current Loan Count	Ditech Transfers Fee/Loan
7	[***]	[***]	[***]
8	[***]	[***]	[***]
9	[***]	[***]	[***]
10	[***]	[***]	[***]
11	[***]	[***]	[***]
12	[***]	[***]	[***]
13	[***]	[***]	[***]
14	[***]	[***]	[***]
15	[***]	[***]	[***]
16	[***]	[***]	[***]
17	[***]	[***]	[***]
18	[***]	[***]	[***]
19	[***]	[***]	[***]
20	[***]	[***]	[***]
21	[***]	[***]	[***]
22	[***]	[***]	[***]
23	[***]	[***]	[***]
24	[***]	[***]	[***]

Exhibit B-3

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

25	[***]	[***]	[***]
26	[***]	[***]	[***]
27	[***]	[***]	[***]
28	[***]	[***]	[***]
29	[***]	[***]	[***]
30	[***]	[***]	[***]
31	[***]	[***]	[***]
32	[***]	[***]	[***]
33	[***]	[***]	[***]
34	[***]	[***]	[***]
35	[***]	[***]	[***]
36	[***]	[***]	[***]
37	[***]	[***]	[***]
38	[***]	[***]	[***]
39	[***]	[***]	[***]
40	[***]	[***]	[***]
41	[***]	[***]	[***]
42	[***]	[***]	[***]

Exhibit B-3

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Ditech Transfer Fee Schedule
Month	$ Amount	Projected. Current Loan Count	Ditech Transfers Fee/Loan
43	[***]	[***]	[***]
44	[***]	[***]	[***]
45	[***]	[***]	[***]
46	[***]	[***]	[***]
47	[***]	[***]	[***]
48	[***]	[***]	[***]
49	[***]	[***]	[***]
50	[***]	[***]	[***]
51	[***]	[***]	[***]
52	[***]	[***]	[***]
53	[***]	[***]	[***]
54	[***]	[***]	[***]
55	[***]	[***]	[***]
56	[***]	[***]	[***]
57	[***]	[***]	[***]
58	[***]	[***]	[***]
59	[***]	[***]	[***]

Exhibit B-4

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

60	[***]	[***]	[***]
61	-

Due Diligence:
Solely with respect to any Mortgage Loan which is not a Prior Ditech Serviced Loan, the Subservicer will conduct customary due diligence, including, but not limited to, (i) a loan level legal/compliance review of servicing activities with respect to the Servicing Rights; and (ii) a review of past servicing comments and correspondence relating to the mortgage loans comprising the Servicing Rights. The Subservicer reserves the right to expand the scope of such due diligence. Diligence shall not be required for any Prior Ditech Serviced Loan.

Performance-based Termination
Events:         Termination events with respect to the Delinquency Ratio, the Servicing Advance Ratio and the Quarterly Refinancing Percentage are set forth in Section 5.3 of the Agreement.

Exhibit B-4

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

These triggers may be revisited as additional Mortgage Loans which are not Prior Ditech Serviced Loans are added to be subserviced pursuant to this Agreement.

Exhibit B-5

SCHEDULE 1 to Exhibit B
Agency Loan Resolution Incentive Fees

FNMA Servicer Incentives
HAMP	Less than or equal to 120 days delinquent	[***]
	121 days or more delinquent to and including 210	[***]
	Greater than 210 days delinquent	[***]
Non-HAMP	Less than or equal to 120 days delinquent	[***]
	121 days or more delinquent to and including 210	[***]
	Greater than 210 days delinquent	[***]
DIL	Less than or equal to 210 days delinquent	[***]
	211 days delinquent up to and including 300 days delinquent	[***]
	Greater than 300 days delinquent	[***]
Short Sale	Less than or equal to 210 days delinquent	[***]
	211 days delinquent up to and including 300 days delinquent	[***]
	Greater than 300 days delinquent	[***]
Repayment Plan	The mortgage loan must be brought current upon the successful completion of the repayment plan.	[***]

Exhibit B-6

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

FHLMC Servicer Incentives
HAMP	Less than or equal to 120 days delinquent (150 days from Due Date of Last Paid Installment (DDLPI))	[***]
	121 days or more delinquent to and including 210 days delinquent (151 to 240 days from DDLPI)	[***]
	Greater than 210 days delinquent (greater than 240 days from DDLPI)	[***]
Non-HAMP	Less than or equal to 120 days delinquent (150 days from Due Date of Last Paid Installment (DDLPI))	[***]
	121 days or more delinquent to and including 210 days delinquent (151 to 240 days from DDLPI)	[***]
	Greater than 210 days delinquent (greater than 240 days from DDLPI)	[***]
DIL		[***]
HAFA Short Sale		[***]
Repayment Plan	The mortgage must be 60 or more days delinquent at the time the borrower entered into the repayment plan.	[***]

Subservicer’s incentive fee set forth in this Schedule 1 will be capped at the actual Fannie Mae or Freddie Mac applicable incentive.

Exhibit B-7

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

FORM OF
LIMITED POWER OF ATTORNEY

New Residential Mortgage LLC (the "Owner/Servicer"), a [    ] limited liability company, whose address is [        ], constitutes and appoints Ditech Financial LLC (the "Subservicer"), a [    ] limited liability company, its true and lawful attorney-in-fact, in its name, place and stead to take the following designated actions in connection with any mortgage loan or real estate owned property (each, a "Mortgage Loan") owned by the Owner/Servicer and serviced by the Subservicer pursuant to that certain Subservicing Agreement, dated as of August 8, 2016, between the Owner/Servicer and the Subservicer:

1.
To ask, demand, sue for, collect and receive all sums of money, debts or other obligations of any kind with respect to a Mortgage Loan which are now or shall after this date become due, owing or payable, or otherwise belong to the Owner/Servicer, to settle and compromise any of such debts or obligations that may be or become due to the Owner/Servicer, to endorse in the name of the Owner/Servicer for deposit in the appropriate account any instrument payable to or to the order of the Owner/Servicer; in each case with respect to a Mortgage Loan.

2.
To make demand(s) on behalf of the Owner/Servicer upon any or all parties liable on a Mortgage Loan; to declare defaults with respect to a Mortgage Loan; to give notices of intention to accelerate; to give notices of acceleration and any other notices as the Subservicer deems reasonably appropriate; to post all notices as required by law and the documents securing a Mortgage Loan in order to foreclose such Mortgage Loan; to handle all aspects of foreclosure on behalf of the Owner/Servicer, including, but not limited to, conducting the foreclosure sale, bidding for the Owner/Servicer and executing all documents including all deeds and conveyances, needed to effect such foreclosure sale and/or liquidation; to execute any documents or instruments necessary for the offer, listing, closing of sale, and conveyance of real estate owned property, including, but not limited to, grant, warranty, quit claim and statutory deeds or similar instruments of conveyance; to execute any documents or instruments in connection with any bankruptcy or receivership of a mortgagor on a Mortgage Loan; to file suit and prosecute legal actions against all parties liable for amounts due under a Mortgage Loan, including, but not limited to, any deficiency amounts due following foreclosure; to take such other actions and exercise such rights which may be taken by the Owner/Servicer under the terms of any Mortgage Loan, including, but not limited to, satisfaction, release, cancellation or discharge of mortgage, eviction, unlawful detainer, or similar dispossessory proceeding, sale, taking possession of, release of security instruments, realization upon all or any part of a Mortgage Loan or any collateral therefor or guaranty thereof; and to assign, convey, accept or otherwise transfer, the Owner/Servicer’s interest in any Mortgage Loan.

Exhibit C-1

3.	To perform all other acts and do all other things as may be reasonably necessary to manage the Mortgage Loans.

Nothing herein shall give the attorney-in-fact hereunder the right or power to negotiate or settle any suit, counterclaim or action against the Owner/Servicer. The Owner/Servicer shall have no obligation to inspect or review any agreement or other document or item executed by the attorney-in-fact hereunder on behalf of the Owner/Servicer pursuant to this Limited Power of Attorney and as such, the attorney-in-fact hereunder expressly acknowledges that the Owner/Servicer is relying upon such attorney-in-fact to undertake any and all necessary procedures to confirm the accuracy of any such agreement, document or other item.

This Limited Power of Attorney shall continue in full force and effect unless terminated in writing by an officer of the Owner/Servicer so authorized to do so (a "Revocation").

Any third party may rely upon a copy of this Limited Power of Attorney, to the same extent as if it were an original, and shall be entitled to rely on a writing signed by the attorney-in- fact hereunder to establish conclusively the identity of a particular right, power, capacity, asset, liability, obligation, property, loan or commitment of such attorney-in-fact for all purposes of this Limited Power of Attorney, unless a Revocation has been recorded in the public records of the jurisdiction where this Limited Power of Attorney has been recorded, or unless such third party has received actual written notice of a Revocation.

No attorney-in-fact hereunder shall be obligated to furnish a bond or other security in connection with its actions hereunder.

The Owner/Servicer authorizes the Subservicer, by and through any of its directors or officers, or any other employee who is duly authorized by the Subservicer as attorney-in-fact appointed hereunder, to certify, deliver, and/or record copies and originals of this Limited Power of Attorney.

If any provision of this Limited Power of Attorney shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of each of the other provisions hereof shall not be affected thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, [    ] has caused this Limited Power of Attorney to be executed and subscribed in its name as of        ,    .

NEW RESIDENTIAL MORTGAGE LLC

By:          Name:          Title:

WITNESS:
By:          Name:

WITNESS:
By:          Name:

STATE OF        )
) ss COUNTY OF    )

I certify that    , personally came before me and acknowledged that he/she, is the        of      and that he/she as        being authorized to do so, executed the foregoing Limited Power of Attorney on behalf of said company.

IN WITNESS WHEREOF, I have hereunto set my hand and have affixed my official seal.
    , Notary Public

My Commission Expires:

Exhibit C-3

EXHIBIT D

SERVICING TRANSFER PROCEDURES

[to be provided from time to time pursuant to the definition of "Servicing Transfer Procedures"]

Exhibit D-1

EXHIBIT E

LIST OF SERVICING REPORTS

[to be provided pursuant to Section 2.7]

Exhibit E-1

EXHIBIT F-1

SERVICE LEVEL AGREEMENTS

[to be provided from time to time pursuant to Section 2.6]

Exhibit F-1-1

EXHIBIT F-2

FORM OF SLA MONTHLY REPORT

LOAN_NUMBER OLD_LOAN_NUMBER ZONE
ORIGINAL_OCCUPANCY_STATUS MORTGAGOR_LAST_NAME MORTGAGOR_FIRST_NAME CO_BORROWER_LAST_NAME BILL_LINE3
BILL_LINE4 BILL_LINE5 BILL_CITY BILL_STATE BILL_ZIP
TELEPHONE_NUMBER TELEPHONE_CODE SECOND_TELEPHONE_NUMBER PROPERTY_STREET_NUMBER PROPERTY_STREET_DIRECTION PROPERTY_STREET_NAME PROPERTY_CITY_NAME PROPERTY_STATE PROPERTY_ZIP ZIP_CODE_SUFFIX PROPERTY_TYPE PROPERTY_STATE_CODE ORIGINAL_PROPERTY_VALUE FLOOD_ZONE1
FLOOD_ZONE23 FLOOD_LOMA_DETERMINATION_DATE PRINCIPAL_BALANCE ORIGINAL_INTEREST_RATE ANNUAL_INTEREST_RATE ESCROW_BALANCE ESCROW_ADVANCE_BALANCE SUSPENSE_BALANCE REPLACEMENT_RESERVE_BALANCE REPLACEMENT_RESERVE_AMOUNT

RESTRICTED_ESCROW_BALANCE FIRST_DUE_DATE
NEXT_DUE_DATE LOAN_MATURITY_DATE LOAN_TERM LAST_FULL_PAYMENT_DATE
TOTAL_MONTHLY_PAYMENT DRAFTING_INDICATOR PRINCIPAL_AND_INTEREST_PAYMENT T_AND_I_MONTHLY_AMOUNT ESCROW_A_H_PREMIUM_AMOUNT LATE_CHARGE_STOP_CODE PAYMENT_PERIOD DISTRIBUTION_TYPE ESCROW_COUPON_MONTH_NUMBER LAST_ANALYSIS_DATE
ESCROW_LAST_ANALYSIS_EFFECTIVE_DATE ESCROW_LAST_ANALYSIS_OS_AMOUNT YTD_HAZARD_AMOUNT
YTD_TAX_AMOUNT INTEREST_ON_ESCROW_FLAG YTD_IOE_AMOUNT YTD_PRINCIPAL_BALANCE YTD_INTEREST_AMOUNT YE_POINTS_PAID_AM INVESTOR_IDENTITY INVESTOR_CATEGORY INVESTOR_LOAN_NUMBER PURCHASE_DATE RECR_CODE
LEVEL_SERVICE_FEE_AMOUNT PAY_HISTORY_TABLE PAY_HISTORY
BKR_CODE BANKRUPTCY_CODE YTD_LATE_CHARGE_AMOUNT
ACCRUED_LATE_CHARGE_AMOUNT NFS_BALANCE FORECLOSURE_STOP DONT_PROCESS_FLAG ACCRUAL_STATUS

MI_EXPIRE_DT MI_TERM_DT MI_MIDPOINT_DT MI_HI_RISK_CD MI_CANCEL_DT
DELINQUENCY_STATUS_CODE CBR_COMMENT_CODE CBR_EXPIRATION_DATE CBR_CODE CBR_CODE_EXPIRATION_DATE CBR_STATUS
CREDIT_QUALITY_CURRENT_CODE CREDIT_QUALITY_DATE CREDIT_QUALITY_AGENT_CODE DATETHREE
FIFTEENPOS FIRST_SERVICE_FEE_RATE MAX_LATE_CHARGE_AMOUNT MIN_LATE_CHARGE_AMOUNT LATE_CHARGE_FC FORECLOSURE_STATUS_CODE ARM_INDICATOR
AR_PLAN_ID AR_ORIG_IR_CHG_DT AR_ORIG_PI_CHG_DT ARM_IR_CHANGE_PERIOD PI_CHANGE_PERIOD ARM_IR_MARGIN_RATE AR_NXT_CALC_DT AR_NXT_IR_EFF_DT AR_NXT_PI_EFF_DT ARM_IR_MAX_INCREASE_RATE ARM_IR_MAX_DECREASE_RATE ARM_MAX_LIFE_INCR_RATE ARM_MAX_LIFE_DECR_RATE AR_CONVERSION_DT PIF_UPDATED_DATE PIF_AS_OF_DATE
HAZARD_FLOOD_INSURANCE_CODE MI_PAYEE_ID

PAYOFF_STOP_CODE PAYOFF_STOP_DATE FC_SALE_DATE MI_PMI_RT MI_PRI_COVERAGE_FC AR_NEXT_PI_AM AR_NEXT_INT_RT ARM_INDEX_RATE AR_INDEX_1ST_RT MI_CERT_NO BL_ACTIVATION_DT AR_ORIG_PI_AM
ORIGINAL_DISCOUNT_BALANCE ORIGINATION_FEE_AMOUNT MAN_CODE VACANCY_FIRST_KNOWN_DATE PRODUCT_LINE_CODE

MI_VA_NO LTV_RATIO DATEONE MI_TY
ESCROWED_INDICATOR SETUP_DATE HAZ1_START_DATE HAZ1_COMPLETE_DATE DELINQUENCY_CLASS_CODE APPRAISAL_AS_IS APPRAISAL_COMPLETE_DATE LIST_PRICE LIST_START_DATE BKRCASENUMBER BKRCHAPTERTYPE BKRSETUPDATE BKRNOTICERECEIVEDDATE BKRPREPETITIONDUEDATE BKRCOMPLETIONDATE
BKRCONFIRMATIONHEARINGDATE BKRDISCHARGEDATE BKRDISMISSALDATE BKRFILINGDATE BKRPREPETITIONCLAIMDATE BKRPREPETITIONCONFIRMDATE BKRPROOFOFCLAIMFILINGDATE BKRRELIEFFILEDDATE BKRRELIEFHEARINGDATE BKRPOSTPETITIONDUEDATE BKRRELIEFREQUESTEDDATE BKRRELIEFDENIEDDATE BKRRELIEFGRANTEDDATE BKRREMOVALDATE BKRREMOVALDESCRIPTION FCSETUPDATE
FCSTARTDATE FCATTORNEYNAME FCSALEDATE FCREMOVALDATE FC_SALE_AMOUNT REOFORECLOSURESALEDATE REO_LISTING_PRICE_AMOUNT

REO_LISTING_START_DATE REOSCHEDULEDCLOSINGDATE REO_SETUP_DATE REO_START_DATE
REOACQUISITIONDATE REO_CMA_ORDER_DATE REO_CMA_COMPLETED_DATE REO_CMA_AS_IS_VALUE REO_COMPLETED_DATE REO_EVICTION_START_DATE REO_EVICTION_COMPLETED_DATE LOSS MIT SET UP DATE
LOSS MIT STAGE CODE LOSS MIT STATUS CODE LM TEMPLATE ID
LOSS MIT DENIAL REASON CODE FHA ADP CODE
FHA CASE NUMBER FHA SECTION CODE INT ONLY END DATE INTEREST ONLY FLAG MERS MOM INDICATOR
MERS REGISTRATION DATE MERS REGISTRATION FLAG ROUNDING_FACTOR
USDA - CASE NUMBER - BORROWER ID USDA ANNUAL DISB AMT
USDA DUE DATE USDA GUARANTEE# MI_FHA_OFFICE_CD MI_FHA_CHK_DIG_XX
RECOVER_CORP_ADVANCE_BALANCE NON_REC_CORP_ADVANCE_BALANCE THIRD_PARTY_RECOVERABLE_CA_BAL LIEN_POSITION_NUMBER

OCCUPANCY_CURRENT_STATUS_CODE PROPERTY_CONDITION LOAN_TO_VALUE_COMBINED_CURRENT SL_360_365_FACTOR LOAN_MODIFICATION_TYPE MOD_INFO_BEFORE_PRIN_BALANCE MOD_INFO_AFTER_INTEREST_RATE MOD_INFO_AFTER_PI_PMT_AMOUNT
MOD_INFO_AFTER_DUE_DATE PROPERTY_VALUE ORIGINAL_APPRAISAL_DATE ARM_IR_ROUNDING_FACTOR ARM_IR_ROUNDING_TYPE PB_NEGATIVE_AMORT_PCT RESOLUTION_DATE

Exhibit F-2-1

RESOLUTION_TYPE FC_ACTUAL_STEP_T25 FC_ACTUAL_STEP_U94 FC_STATUS_CODE REO_STEP_R33_COST REO_STEP_Z53_COST HZ_FORCE_COV_CD BNK1 PMTS INSIDE LOSS_MITIGATION_CODE
LOSS_MITIGATION_STATUS_CODE PLAN_STATUS_CD
PLAN_TYPE PLAN_FIRST_DUE PLAN_STATUS_DT PLAN_AMOUNT REPAY_NEXT_DUE_DATE LM_STATUS_CODE REO_STATUS_CODE REO_STAGE_CODE REO_SALE_PRICE_AMOUNT REO_PROCEEDS_AMOUNT FIFTEENP2
DIST_TYPE_1_INT_ONLY_FLAG LOAN_MODIFICATION_DATE ARM_INDEX_LEAD_DAYS 1 MI_UPFRONT_AM
TIMES_30_DAYS_DELINQUENCY_CURRENT_YEAR_SYS TIMES_60_DAYS_DELINQUENCY_CURRENT_YEAR_SYS TIMES_90_DAYS_DELINQUENCY_CURRENT_YEAR_SYS TIMES_120_DAYS_DELINQUENCY_CURRENT_YEAR_SYS AR_LST_NOTICE_DT

EXHIBIT G

ADDITIONAL SERVICING REQUIREMENTS

[None]

EXHIBIT H

FORM OF QUARTERLY FINANCIAL METRICS REPORT

The following term shall have the meanings specified in this Exhibit H:

Consolidated Liquidity: As to any Person, unrestricted cash and cash equivalents of such Person and its subsidiaries (excluding cash held in a special purpose entities or vehicles and cash and cash equivalents pertaining to minority interests) on a consolidated basis.

FINANCIAL METRIC		CONFIRMATION	EVIDENCE OF CALCULATION

A.	With respect to Subservicer, such report shall include confirmation of the following information with respect to the Subservicer's financial condition:
i. Minimum adjusted net worth for
sellers/servicers (as described in the Fannie Mae Guides and calculated in accordance with Fannie Mae Guides for sellers/servicers), equal to a minimum of $300 million.
[YES]
ii. Minimum adjusted net worth for
sellers/servicers (as described in the Fannie Mae Guides) to total assets (as defined in the Fannie Mae Guides) are greater than 10% (calculated in accordance with Fannie Mae Guidelines).
[YES]
iii. Minimum liquidity at least equal to minimum liquidity requirements for sellers/servicers (calculated in accordance with Fannie Mae Guidelines).		[YES]
iv. Declines in net worth for
sellers/servicers (as described and calculated in the Fannie Mae Guides) is not greater than the amount described in the Fannie Mae Guide which would be deemed a breach of the applicable lender contract).
[YES]

B.	With respect to Walter, such report shall include confirmation of the following information:	[YES]

i. Consolidated Liquidity, comprising of cash and cash equivalents equal to $180 million (calculated in accordance with GAAP).	[YES]
ii. Leverage ratio equal to 4:1 by
December 31, 2017 (calculated in accordance with the Amended And Restated Credit Agreement, dated as of December 19, 2013, among Walter Investment Management Corp., as Borrower, the Lenders and other parties thereto, and Credit Suisse AG, as Administrative Agent and as Collateral Agent for the Lenders.).
[YES]

Exhibit H-2

EXHIBIT I

FORM OF QUARTERLY CERTIFICATE

New Residential Mortgage LLC
c/o New Residential Investment Corp. 1345 Avenue of the Americas, 45th Floor New York, New York 10105

Certification re: CFPB Stipulated Order and State Orders

In my role as the Chief Risk and Compliance Officer for Walter Investment Management Corp., I am responsible for overseeing Ditech Financial LLC’s (the "Company") compliance program, including aspects of the program related to each of the following:

(i)
the Stipulated Order for Permanent Injunction and Monetary Judgment entered in Federal Trade Commission and Consumer Financial Protection Bureau v. Green Tree Servicing LLC, 15-cv-02064, (D. Minn. April 23, 2015) (the "CFPB Stip Order");

(ii)	the Assurance of Discontinuance entered in State of Vermont In re Green Tree Servicing LLC, 64210-14WnCV, (VT Sup Ct. October 30, 2014) (the "VT State Order"); and

(iii)	the Assurance of Discontinuance entered in Commonwealth of Massachusetts In re Ditech Financial LLC (MA Sup. Ct. August 2016) (the "MA State Order").

I hereby certify that during the period [. to. ], nothing has come to my attention that has made me believe that the Company is not in compliance with each of the CFPB Stip Order, the MA State Order or VT State Order described above, in each case, in all material respects.

For purposes of this certificate, please note that the determination of what is material has subjective elements and that the Consumer Financial Protection Bureau, the Federal Trade Commission, state regulatory or enforcement authorities, as applicable, or other parties may take a different view of what is material.

Executed on [Insert Date]

Sheryl L. Newman
Chief Risk and Compliance Officer Walter Investment Management Corp.

EXHIBIT J
VENDOR LIST
[to be provided pursuant to Section 2.3]

EXHIBIT K LITIGATION PROTOCOLS
[to be provided pursuant to Section 2.21]